UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Trinseo PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Trinseo PLC

REGISTERED OFFICE:

Riverside One

Sir John Rogerson’s Quay

Dublin 2

Dublin, Ireland

D02 X576

PRINCIPAL PLACE OF BUSINESS:

440 E. Swedesford Rd., Suite 301

Wayne, Pennsylvania 19087 USA

August 7, 2026

Dear Shareholder:

We cordially invite you to attend our 2026 annual general meeting of shareholders (the “Annual Meeting”) to be held on Wednesday, September 23, 2026 at 8:30 a.m. EST, in person at 440 E. Swedesford Road, Suite 301, Wayne, Pennsylvania 19380, United States. Shareholders in Ireland may participate in the Annual Meeting by audio and video link at McCann FitzGerald LLP, Riverside One, Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, D02 X576, Ireland at 1:30 p.m. IST on September 23, 2026. Further details regarding admission to the Annual Meeting as well as the business to be conducted at the meeting are more fully described in the accompanying materials.

We describe in detail the actions we expect to take in the attached Notice of the 2026 Annual General Meeting of Shareholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. We encourage you to read the Form 10-K, which includes information on our operations and products, as well as our audited financial statements.

As in previous years, we will be using the “Notice and Access” method of providing proxy materials to shareholders via the Internet. We believe that this process provides shareholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our shareholders a Notice of Internet Availability of Proxy Materials for the Annual Meeting containing instructions on how to access our proxy statement and Annual Report and vote electronically via the Internet. Each notice will also contain instructions on how to receive a paper copy of the proxy materials. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. Instructions for Internet and telephone voting, as well as instructions to request to receive proxy materials by mail, are included with the Notice of Internet Availability of Trinseo’s Proxy Materials for the Annual Meeting. If you are a registered shareholder, you can also request to receive a proxy card and vote by mail.

Sincerely yours,

Frank A. Bozich
President and Chief Executive Officer

Trinseo PLC

Annual General Meeting of Shareholders

440 E. Swedesford Rd., Suite 301

Wayne, Pennsylvania 19380

United States

September 23, 2026

8:30 a.m. EST

Trinseo PLC

REGISTERED OFFICE:

Riverside One

Sir John Rogerson’s Quay

Dublin 2

Dublin, Ireland

D02 X576

Principal executive offices of Trinseo PLC

440 E. Swedesford Rd., Suite 301

Wayne, Pennsylvania 19087 USA

+1 610-240-3200

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To the Shareholders of Trinseo PLC:

Notice is hereby given that an annual general meeting of shareholders (the “Annual Meeting”) of Trinseo PLC (“we,” “Trinseo” or the “Company”) will be held on Wednesday, September 23, 2026, at 8:30 a.m. EST, in person at 440 E. Swedesford Rd., Suite 301, Wayne, Pennsylvania 19380, United States. Shareholders in Ireland may participate in the Annual Meeting by audio and video link at McCann FitzGerald LLP, Riverside One, Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, D02 X576, Ireland at 1:30 p.m. IST on September 23, 2026, for the purposes described below and in further detail in the proxy statement accompanying this notice:

1.	To elect, by separate resolutions, eleven (11) directors specifically named in the proxy statement, each to serve for a term of one year expiring at the 2027 annual general meeting or until their earlier termination;
2.	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;
3.	To ratify, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and to authorize, by binding vote, the Audit Committee of the Company’s Board of Directors (the “Board”) to set the auditors’ remuneration;
4.	Transacting any other business that may properly come before the Annual Meeting.

All shareholders of record at the close of business on July 30, 2026 (the record date for the Annual Meeting) may attend.

Shareholders who wish to attend the Annual Meeting must register by going to the Company’s voting website, www.envisionreports.com/TSE and clicking on the box labeled “Meeting Attendance.” Shareholders of record who register to attend may vote their shares during the Annual Meeting. Shareholders who wish to vote their shares by proxy during the Annual Meeting must obtain a legal proxy, executed in their favor, from their broker, bank or other nominee.

Proposals 1, 2 and 3 are ordinary resolutions requiring either approval of a majority of the votes cast in person or by proxy at the Annual Meeting, or requiring advisory approval by shareholders which advisory approval will be taken into consideration by the Board.

Our Irish statutory financial statements for the fiscal year ended December 31, 2025, including the reports of the directors and statutory auditors thereon, will be presented at the annual general meeting. There is no requirement under Irish law that such statements be approved by the shareholders and no such approval will be sought at the annual general meeting. Our Irish statutory financial statements will be available on our website at investor.trinseo.com/home/financials, under “2025 Financial Statements,” after the date of this proxy statement but no later than September 1, 2026.

It is expected that the Notice of Annual Meeting and this proxy statement will first be available to shareholders on or about August 12, 2026. On or about August 12, 2026, the Company will also begin mailing a Notice of Internet Availability of Trinseo’s Proxy Materials to shareholders informing them that this proxy statement and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on July 30, 2026 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and promptly return the enclosed proxy card in the envelope that we have provided. Your prompt response will ensure that your ordinary shares of Trinseo PLC are represented at the Annual Meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

By Order of the Board of Directors

Angelo N. Chaclas Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary August 7, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on September 23, 2026: our proxy statement is attached. Financial and other information concerning Trinseo is contained in our Annual Report to shareholders for the fiscal year ended December 31, 2025. The proxy statement and our fiscal 2025 Annual Report to shareholders are available on the Investor Relations section of our website at investor.trinseo.com. Additionally, you may access our proxy materials at www.envisionreports.com/TSE, a site that does not have “cookies” that identify visitors to the site.

PROXY STATEMENT

Proxy Statement

The Board of Trinseo PLC solicits your proxy for the Annual Meeting to be held on September 23, 2026, and at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the Notice of the Annual Meeting of Shareholders included in this proxy statement. As used in this proxy statement, the terms “we,” “us,” “our” “Company” or “Trinseo” refer to Trinseo PLC. Proxy materials, including this proxy statement and the Annual Report for our fiscal year ended December 31, 2025 (“fiscal 2025”) are being first provided to shareholders on or about August 12, 2026. Our registered address is Riverside One, Sir John Rogerson’s Quay, Dublin 2, Dublin, Ireland, D02 X576.

1	2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROXY MATERIALS

Questions and Answers about the Annual Meeting and the Proxy Materials

When and where will the Annual Meeting be held?

We will hold the Annual Meeting at 8:30 a.m. EST, on Wednesday, September 23, 2026 in person at 440 E. Swedesford Rd., Suite 301, Wayne, Pennsylvania 19380, United States, and shareholders in Ireland may participate in the Annual Meeting by audio and video link at McCann FitzGerald LLP, Riverside One, Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, D02 X576, Ireland at 1:30 p.m. IST on September 23, 2026.

Shareholders of record, who hold their shares through the Company’s transfer agent, and who wish to attend the Annual Meeting must register to attend on www.envisionreports.com/TSE.

In the event it is not possible or advisable to hold the Annual Meeting in person due to unforeseen events, we will announce alternative arrangements for participation at the meeting. Details will be posted in the “Investor Relations” section of our website, investor.trinseo.com, and filed with the Securities and Exchange Commission in advance of the Annual Meeting.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On or about August 12, 2026 we will commence mailing of a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice explains how to access the proxy materials on the Internet and how to vote your proxy for the Annual Meeting.

If you received the Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials included in the Notice.

What will shareholders vote on at the Annual Meeting?

Shareholders will be asked to vote:

1.	To elect, by separate resolutions, eleven (11) directors specifically named in the proxy statement, each to serve for a term of one year or until their earlier termination;
2.	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;
3.	To ratify, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and to authorize, by binding vote, the Audit Committee of the Board to set its auditors’ remuneration;
4.	To approve transacting any other business that may properly come before the Annual Meeting.

We do not expect any other matters to be presented at the Annual Meeting. If other matters are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

Who is entitled to vote at the Annual Meeting?

Shareholders of record as of the close of business on July 30, 2026 are entitled to vote at the Annual Meeting. On that date, there were 36,559,868 of our ordinary shares outstanding. Each ordinary share is entitled to one vote.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

What constitutes a quorum for consideration of proposals at the Annual Meeting?

Under our Constitution, the holders of a majority of the ordinary shares outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Ordinary shares represented in person or by proxy will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes (if any) will be treated as present at the Annual Meeting and will be counted for quorum purposes.

What if a quorum is not reached?

If a quorum is not reached within one hour of the time appointed for the Annual Meeting, the Annual Meeting will be adjourned for one week until September 30, 2026, at 8:30 a.m. EST at 440 E. Swedesford Rd., Suite 301, Wayne, Pennsylvania 19380, United States (with an audio and video link available for shareholders in Ireland at McCann FitzGerald LLP, Riverside One, Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, D02 X576, Ireland at 1:30 p.m. IST. Under our Constitution, if a quorum is not reached within one hour of the start of the adjourned Annual Meeting, the number of ordinary shares represented in person or by proxy at the adjourned Annual Meeting shall constitute a quorum and the business of the Annual Meeting shall be conducted as set forth herein.

2026 Proxy Statement	2

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROXY MATERIALS

How many votes are required to elect directors and to adopt the other proposals at the Annual Meeting?

The election of directors and each of the other proposals are ordinary resolutions and require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting on each resolution. Advisory votes are deemed approved if passed by a majority of votes cast in person or by proxy on the resolution at the Annual Meeting, and the Board takes the voting results under advisement.

Voting Item	Votes Required to Approve Proposal (if quorum is present)	Abstentions and Broker Non-Votes
1. Election of Directors	Majority of Votes Cast. Votes cast “for” must exceed the votes cast “against”	Not counted as votes cast and therefore have no effect
2. Approval of Executive Compensation	Majority of Votes Cast. Proposal is deemed approved if votes “for” exceed votes cast “against.” The Board takes the voting results under advisement	Not counted as votes cast and therefore have no effect
3. Appointment of PwC as independent registered public accounting firm and authorization of the Audit Committee to set auditors’ remuneration	Majority of Votes Cast. Votes cast “for” must exceed the votes cast “against.” The Board takes the voting results with respect to the appointment of PwC under advisement	Abstentions are not counted as votes cast and therefore have no effect; brokers may vote without instruction

What happens if I abstain from voting on a matter, or my broker withholds my vote?

For all proposals, Irish law provides that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the meeting for the purpose of determining whether there is a quorum, but will not count for the purpose of determining the number of votes cast.

A broker non-vote occurs when a broker does not have discretion to vote on a particular non-routine proposal and the broker has not received instructions from their customers as to how to vote on such proposal. Such broker non-votes are not considered as votes cast on such non-routine proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal. Brokers are permitted to vote your shares on Proposal 3 (Ratification of the Appointment of the Independent Registered Public Accounting Firm and Authorization of the Audit Committee of the Board to Set Auditors’ Remuneration).

How do I vote?

If you are a shareholder of record, you may vote your shares during the Annual Meeting. If you do not wish to vote during the meeting or if you will not be attending the Annual Meeting, you may vote by telephone, or over the Internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials.

If you are a beneficial holder and do not wish to vote during the meeting, you may vote by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the shareholder of record of your shares. If you requested a printed copy of the proxy materials, you may receive a voting instruction card and voting instructions from the shareholder of record of your shares.

If you are a shareholder of record and submit a signed proxy card for the Annual Meeting but do not fill out the voting instructions, the persons named as proxy holders will vote the shares represented by your proxy as follows: (1) “FOR” the election of eleven (11) directors specifically named in the proxy statement, each to serve for a term of one year expiring at the 2027 annual general meeting or until their earlier termination; (2) “FOR” the proposal regarding advisory approval of the compensation paid by the Company to its named executive officers; and (3) “FOR” ratification of the appointment of PwC to be the Company’s independent registered public accounting firm for the year ending December 31, 2026, and authorization of the Audit Committee of the Board to set the auditors’ remuneration.

If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote with respect to the election of directors or if you abstain or withhold authority to vote on any matter, your shares will not be counted as having been voted on those matters. If you do not vote your shares, you will not have a say on the important issues to be voted upon at the Annual Meeting.

Should I submit a proxy even if I plan to attend the Annual Meeting?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting. If you are a shareholder of record and plan to attend the Annual Meeting, you may also submit your vote during the meeting, and any previous votes that you submitted will be superseded by the vote that you cast during the Annual Meeting. Internet and phone voting will be cut off at 11:59 p.m., Eastern Time, on Tuesday, September 22, 2026.

3	2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROXY MATERIALS

Can I revoke my proxy?

If you are a shareholder of record, meaning your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., as of the record date for the Annual Meeting, then your proxy may be revoked by taking any of the following actions:

•	by giving notice of revocation to our Corporate Secretary in writing c/o Trinseo PLC, Riverside One, Sir John Rogerson’s Quay, Dublin 2, Dublin, D02 X576, Ireland (Attention: Corporate Secretary), which notice must be received before the commencement of the Annual Meeting;
•	by executing and mailing to the Company a later-dated proxy, to be received no later than 11:59 p.m., Eastern Time, on Tuesday, September 22, 2026;
•	by accessing the Internet site or by using the toll-free telephone number (in each case by no later than 11:59 p.m., Eastern Time, on Tuesday, September 22, 2026), or
•	if you attend the Annual Meeting in person, by submitting a new poll card during the Annual Meeting.

Beneficial holders who hold their shares through a bank, broker or other nominee may revoke their proxy or change their vote by executing and returning to the Company a later-dated proxy, submitting a later-dated electronic vote through the Internet site or by using the toll-free telephone number (in each case by no later than 11:59 p.m., Eastern Time, on Tuesday, September 22, 2026).

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear the expense of the solicitation of proxies for the Annual Meeting. Solicitation of proxies may be made by mail, in person or telephone by officers, directors and other employees of the Company. We have not hired a solicitor to aid in the solicitation of proxies.

We will reimburse the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the Notice of Internet Availability or by using the toll-free telephone number stated on the Notice of Internet Availability. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

2026 Proxy Statement	4

PROPOSAL 1

Proposal 1—Election of Directors

Trinseo’s Board currently consists of eleven directors with one-year terms expiring in 2027. In February 2026, we announced that the Board had voted to increase the size of the Board to eleven members and to elect Carol Flaton and Jill Frizzley to the Board. Therefore, the Board is requesting reelection of all eleven directors.

Each of the directors are elected for an annual term to serve until close of business at the next annual general meeting. The persons named in the enclosed proxy will vote to elect K’Lynne Johnson, Joseph Alvarado, Frank Bozich, Victoria Brifo, Jeffrey Cote, Jeanmarie Desmond, Matthew Farrell, Carol Flaton, Jill Frizzley, Sandra Beach Lin and Henri Steinmetz as directors unless the Proxy is marked otherwise. Each of the nominees has indicated his or her willingness to serve, if elected. However, if a nominee should be unable to serve, the ordinary shares represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his or her term as a director.

2026 Director Nominees

The individuals listed below have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2027 annual general meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees in this proposal was previously elected to the Board by shareholders. Each of the nominees will cease to be directors if their respective appointments are not approved by a majority of the votes cast by our shareholders.

Director Nominee Skills

The following table highlights certain skills, knowledge and experience held by each current Director nominee. A particular Director may possess other skills, knowledge or experience even though they are not indicated below. Our director nominees possess a broad range of backgrounds and experiences and have established strong professional reputations, sophistication and business acumen in the global materials, chemical and related manufacturing industries, and their experience in substantive areas that are important to our business such as chemical industry expertise; international operations; accounting, finance and capital structure; strategic planning and operational leadership of complex organizations; human resources and development practices; and innovation. In addition, we believe that our nominees should possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes in each of the biographies of our directors and our nominees below. On average the term of service of our director nominees is approximately six and a half (6.5) years, and five or our nominees have served on the Board for less than six years.

Director Nominee	Served Since	Chemicals Industry Experience	Manufacturing/ Related Industry Experience	Chief Executive Experience	Accounting and Financial Experience	Public Company Board Experience
K’Lynne Johnson	2017	✓	✓	✓		✓
Joseph Alvarado	2017		✓	✓	✓	✓
Frank Bozich	2019	✓	✓	✓		✓
Victoria Brifo	2021	✓	✓
Jeffrey J. Cote	2014		✓	✓	✓	✓
Jeanmarie Desmond	2020	✓	✓		✓	✓
Matthew Farrell	2020	✓	✓	✓	✓	✓
Carol Flaton	2026				✓	✓
Jill Frizzley	2026					✓
Sandra Beach Lin	2019	✓	✓	✓		✓
Henri Steinmetz	2017	✓	✓	✓

The election of each director requires the approval of a majority of the shares represented in person or by proxy at the Annual Meeting. Broker non-votes, if any, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

5	2026 Proxy Statement

PROPOSAL 1

2026 Director Nominees

K’lynne Johnson Age: 58 Chair of the Board Director Since: March 2017 Committee Membership: • Compensation and Talent Development • Nominating & Corporate Governance

Professional Experience:

Ms. Johnson served as President and Chief Executive Officer of Elevance Renewable Sciences Inc., a specialty chemicals company, from 2007 to 2015, and as Chairwoman from 2015 to 2016. Ms. Johnson joined Elevance after over 20 years’ experience working within the oil and petrochemicals industry for Amoco Corporation and BP p.l.c. (joining BP after its merger with Amoco in 1998). During this time she held both operational and functional roles, culminating in her role as Senior Vice President of Global Derivatives within BP’s global Innovene business, which included P&L accountability for multiple global commodity and specialty chemicals businesses. Ms. Johnson also served as director of TPC Group, a manufacturer of products derived from petrochemical raw materials, from 2011 to 2012 before the company was taken private. Ms. Johnson currently serves on the board of several private or non-U.S. public companies, including JM Huber and BlueScope Steel.

Education:

Ms. Johnson graduated from Brigham Young University with a degree in Management and Organizational Behavior (M.O.B.) and a B.S. in Psychology.

Other Public Company Directorships:

Current Directorships—

FMC Corporation (NYSE: FMC) since 2013

Director Qualifications:

Ms. Johnson brings to our Board valuable experience in operational leadership and chemical industry and technological expertise.

2026 Proxy Statement	6

PROPOSAL 1

Joseph Alvarado Age: 74 Director Since: March 2017 Committee Membership: • Compensation and Talent Development (Chair) • Nominating & Corporate Governance

Professional Experience:

Mr. Alvarado served as Chief Executive Officer of Commercial Metals Company (NYSE: CMC), a global manufacturer, recycler and marketer of steel and other metals, from September 2011 until September 2017, and as chairman of CMC’s Board of Directors from January 2013 until January 2018. He joined CMC in April 2010 as Executive Vice President and Chief Operating Officer, was named President and Chief Operating Officer in April 2011, and became President and Chief Executive Officer in September 2011 until his retirement. Prior to joining CMC, he was President and Chief Operating Officer of Lone Star Technologies, Inc. from 2004 to 2007. In June 2007, following the acquisition of Lone Star Technologies, Inc. by United States Steel Corporation, Mr. Alvarado was named President of U.S. Steel Tubular Products, Inc., a division of United States Steel Corporation, a position he held until March 2009. Mr. Alvarado began his career at Inland Steel Company in 1976 and spent 21 years with the company in roles of increasing responsibility. He then served in executive roles with Birmingham Steel Corporation and Ispat North America Inc. until joining Lone Star Technologies.

Education:

Mr. Alvarado has an MBA from Cornell University and a B.A. degree in Economics from University of Notre Dame.

Other Public Company Directorships:

Current Directorships—

Kennametal Inc. (NYSE: KMT) since January 2018
Arcosa, Inc. (NYSE: ACA) since November 2018
PNC Financial Services Group Inc. (NYSE: PNC) since January 2019

Director Qualifications:

Mr. Alvarado brings to our Board years of experience in a cyclical commodities-driven industry and significant perspective on global manufacturing operations and strategic planning.

7	2026 Proxy Statement

PROPOSAL 1

Frank A. Bozich Age: 65 Director Since: June 2019 Committee Membership: • Environmental, Health, Safety, Sustainability & Public Policy

Professional Experience:

Mr. Bozich became the Company’s President and Chief Executive Officer in March 2019. From May 2013 until February 2019, Mr. Bozich had been the President and Chief Executive Officer at the SI Group, Inc., a leading global developer and manufacturer of phenolic resins and chemicals used in the production of antioxidants, engineering plastics, fuels and lubes, rubber and pharmaceutical ingredients. Prior to SI Group Inc., Mr. Bozich held several executive management positions at BASF Corporation, a multi-national chemicals and manufacturing corporation, including President of BASF’s Catalysts Division from 2010 to 2013, Group Vice President of Precious and Base Metal Service, and Group Vice President of the Integration Management Office. Prior to BASF, Mr. Bozich was Group Vice President, Enterprise Technologies and Ventures at Engelhard Corporation, which was acquired by BASF in 2006. He has also held leadership positions at Rohm and Haas, Croda Adhesives, Inc. and Apex Adhesives, which he founded in 1986.

Education:

Mr. Bozich holds a bachelor’s degree in Chemistry and a master’s degree in Business Administration from the University of Chicago, as well as a master’s degree in Chemistry from the University of Illinois.

Other Public Company Directorships:

Current Directorships—

OGE Energy Corp (NYSE: OGE) since February 2016

Director Qualifications:

Mr. Bozich is an accomplished CEO known for his strong personal leadership and track record of driving business growth and corporate transformation. His breadth of experience in leading chemical businesses in diverse and dynamic global markets is well-suited for the Company’s strategic priorities.

2026 Proxy Statement	8

PROPOSAL 1

Victoria Brifo Age: 57 Director Since: June 2021 Committee Membership: • Compensation and Talent Development • Environmental, Health, Safety, Sustainability & Public Policy

Professional Experience:

Victoria Brifo is Senior Vice President and Chief Human Resources Officer at Air Products and Chemicals, Inc. (NYSE: APD). She is responsible for leading all aspects of the company’s Human Resources (HR) organization, including HR Operations, Diversity and Inclusion, Talent Management, and Compensation and Benefits, as well as Global Health and Wellness, and Corporate Aviation and Corporate Transportation. Ms. Brifo has been with Air Products since 2001, starting as a production site leader and progressing through several plant leadership positions before becoming Global Diversity Director in 2005. In 2008 she was named Global Manager of Electronics Operations and moved to the Merchant Gases group in 2011 to lead the Global Generated Gases business. In 2014 Ms. Brifo assumed the role of Global Transformation Leader for Industrial Gases. She was subsequently appointed Vice President, Global Gases, followed by Vice President, Equipment Sales, Plant Support and Central Procurement. Prior to joining Air Products, Ms. Brifo worked at LyondellBasell and Amoco Production Company.

Education:

Ms. Brifo holds degrees in chemical engineering and political science from the Massachusetts Institute of Technology.

Other Public Company Directorships:

None.

Director Qualifications:

Ms. Brifo brings to our Board significant experience in the chemicals and manufacturing industry, as well as leadership, management and human resources expertise.

9	2026 Proxy Statement

PROPOSAL 1

Jeffrey J. Cote Age: 59 Director Since: May 2014 Committee Membership: • Audit • Environmental, Health, Safety, Sustainability & Public Policy • Nominating & Corporate Governance (Chair)

Professional Experience:

Mr. Cote is the President and Chief Operating Officer of Ecore International (“Ecore”), where he oversees the company’s day-to-day operations and execution of strategic initiatives. Mr. Cote joined Ecore in August 2025. Mr. Cote previously served as the Chief Executive Officer and President of Sensata Technologies Holding plc (NYSE: ST) from March 2020 until April 2024. Prior to his appointment as CEO, Mr. Cote served as President and as Chief Operating Officer of Sensata since July 2012 and as Executive Vice President of its Global Sensing Solutions business since November 2015. He joined Sensata as Senior Vice President and Chief Financial Officer in January 2007 and was appointed Executive Vice President in July 2007. From March 2005 to December 2006, Mr. Cote was Chief Operating Officer of the law firm Ropes & Gray. From January 2000 to March 2005, Mr. Cote was Chief Operating, Financial and Administrative Officer of Digitas. Previously he worked for Ernst & Young LLP from 1989 until 1997. Mr. Cote is a certified public accountant.

Education:

Mr. Cote received a B.A. degree in Business Administration and a Master of Accounting from Florida Atlantic University.

Other Public Company Directorships:

Current Directorships—

None.

Past Directorships—

Sensata Technologies Holding plc (NYSE: ST) from March 2020 to June 2024

Director Qualifications:

Mr. Cote brings to our Board significant executive management, financial and accounting experience.

2026 Proxy Statement	10

PROPOSAL 1

Jeanmarie Desmond Age: 59 Director Since: October 2020 Committee Membership: • Audit (Chair) • Nominating & Corporate Governance

Professional Experience:

Ms. Desmond is the former Executive Vice President and Chief Financial Officer of DuPont de Nemours, Inc. and has previously served as Vice President and Co-Controller for DowDuPont and as finance leader for the Specialty Products division following the merger of DuPont with Dow Chemical. Ms. Desmond served in various leadership roles within DuPont in her 30-year career with the company including Vice President-Controller, General Auditor and Chief Ethics & Compliance Leader and Director-Investor Relations.

Education:

Ms. Desmond received a B.S. in Accounting from Mt. St. Mary’s University and is a certified public accountant (inactive).

Other Public Company Directorships:

Current Directorships—

IPG Photogenics Corporation (Nasdaq: IPGP) since 2021
Sylvamo (NYSE: SLVM) since 2021

Director Qualifications:

Ms. Desmond brings to our Board substantial finance and accounting experience, and extensive experience in the chemicals industry.

11	2026 Proxy Statement

PROPOSAL 1

Matthew Farrell Age: 69 Director Since: November 2020 Committee Membership: • Audit • Compensation and Talent Development

Professional Experience:

Mr. Farrell is former Chairman, President and Chief Executive Officer of Church & Dwight Co. Inc. (“Church & Dwight”), serving from 2016 through 2025. Mr. Farrell previously served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at Church & Dwight starting in 2014, starting as Chief Financial Officer in 2006. Prior to that, Mr. Farrell served as Chief Financial Officer of Alpharma Inc., as Vice President, Investor Relations & Communications at Ingersoll-Rand Ltd., and in various senior financial positions at AlliedSignal Inc. Mr. Farrell began his career with KPMG Peat Marwick LLP, where he was an audit partner.

Education:

Mr. Farrell received a B.S. degree from Manhattan College and is a certified public accountant (inactive).

Other Public Company Directorships:

Current Directorships—

Novanta, Inc. (NASDAQ: NOVT) since 2025

e.l.f. Beauty, Inc. (NYSE: ELF) since 2026

Past Directorships—

Lydall Co., Inc. (NYSE: LDL) from 2003 to 2021

Church & Dwight Co. Inc. (NYSE: CHD) from 2019 to 2025

Director Qualifications:

Mr. Farrell brings to our Board his experience as a chief executive officer, substantial financial and audit expertise and experience in the chemicals, industrial goods and consumer products industries.

2026 Proxy Statement	12

PROPOSAL 1

Carol Flaton Age: 62 Director Since: January 2026 Committee Membership: • None

Professional Experience:

Prior to her retirement in 2019, Ms. Flaton worked in banking and finance, primarily assisting companies and clients with strategic transformation and financial turnaround. Ms. Flaton served as a Managing Director at Alix Partners from 2014 2019 and as a Managing Director at Lazard Freres from 2008 2014. Prior to that Ms. Flaton spent 13 years at Citigroup and Credit Suisse First Boston supporting clients in refinancings, capital raises and restructuring transactions

Education:

Ms. Flaton has an MBA from IMD (Lausanne, Switzerland) and a BS from the University of Delaware.

Other Public Company Directorships:

Current Directorships—

QVC Group, Inc. (Nasdaq: QVCGA) since 2025

Past Directorships—

Cano Health, Inc. (NYSE: CANO) from 2022 to 2023

Bed, Bath & Beyond (Nasdaq: BBBY) from Jan 2023 to Sep 2023

National CineMedia, LLC (Nasdaq: NCMI) from 2021 to 2023

Director Qualifications:

Ms. Flaton brings to our board over 30 years of experience in banking & finance, transformation & restructuring, and governance & risk management in her history serving as an independent director for both public & private companies.

13	2026 Proxy Statement

PROPOSAL 1

Jill Frizzley Age: 50 Director Since: January 2026 Committee Membership: • None

Professional Experience:

Ms. Frizzley currently serves as the president of Wildrose Partners LLC, an independent consulting company providing governance and related advisory services to multiple corporations, which position she has held since 2019. From 2016 through 2019, Ms. Frizzley served as Counsel at the law firm of Weil, Gotshal & Manges LLP.

Education:

Ms. Frizzley holds a BS degree from the University of Alberta and an LLB degree from the University of Toronto Faculty of Law.

Other Public Company Directorships:

Past Directorships—

Avaya Holdings Corporation (NYSE: AVYA) from 2022 to 2023

Virgin Orbit Holdings, Inc. (Nasdaq: VORB) from 2023 to 2023

iMedia Brands, Inc. (Nasdaq: IMNI) from 2023 to 2024

Surgalign Holdings, Inc. (Nasdaq: SRGA) from 2023 to 2023

Proterra Inc. (Nasdaq: PTRA) from 2023 to 2024

Invitae Corporation (NYSE: NVTA) from 2023 to 2024

KLD Discovery, Inc. (Nasdaq: KLDI) from 2024 to 2024

CalAmp Corp. (Nasdaq: CAMP) from 2024 to 2024

iHeart Media, Inc. (Nasdaq: IHRT) from 2024 to 2024

Akoustis Technologies Inc. (Nasdaq: AKTS) from 2024 to 2025

LanzaTechGlobal, Inc. (Nasdaq: LNZA) from 2025 to 2026

Director Qualifications:

Ms. Frizzley brings to our Board extensive corporate experience with complex corporate governance, strategic transactions, and business transformations.

2026 Proxy Statement	14

PROPOSAL 1

Sandra Beach Lin Age: 68 Director Since: November 2019 Committee Membership: • Nominating & Corporate Governance • Environmental, Health, Safety, Sustainability & Public Policy (Chair)

Professional Experience:

From 2010 to 2011, Ms. Beach Lin served as President and Chief Executive Officer of Calisolar, Inc., a manufacturer of solar silicon and multicrystalline solar cells. Prior to joining Calisolar, she was Executive Vice President, then Corporate Executive Vice President, at Celanese Corporation, a global technology and specialty materials company, from 2007 to 2010. Ms. Beach Lin joined Avery Dennison Corporation, a global leader in pressure-sensitive adhesives technology as Group Vice President from 2005 to 2007. Prior to joining Avery Dennison, from 2002 to 2005 she was President, Alcoa Closure Systems International, a division of Alcoa Incorporated, a global aluminum leader. From 1994 to 2001, Ms. Beach Lin held various executive positions at Honeywell International.

Education:

Ms. Beach Lin graduated with a BBA in General Management from the University of Toledo and has an MBA in Marketing and Policy and Control from the University of Michigan.

Other Public Company Directorships:

Current Directorships—

American Electric Power (NYSE: AEP) since 2012
Avient Corp. (NYSE: AVNT) since 2013

Past Directorships—

None.

Director Qualifications:

Ms. Beach Lin brings to our Board her experience as a chief executive officer and extensive experience in the global specialty chemicals industry.

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PROPOSAL 1

Henri Steinmetz Age: 69 Director Since: November 2017 Committee Membership: • Audit • Environmental, Health, Safety, Sustainability & Public Policy

Professional Experience:

From 2016 to 2018, Mr. Steinmetz served as Chief Executive Officer of the Ceramtec Group, a global supplier of advanced ceramics. From 2009 to 2016, Mr. Steinmetz was Executive Director and Chief Executive Officer of Ruetgers N.V., Europe’s leading manufacturer of chemical raw materials made from coal tar. Prior to joining Ruetgers, Mr. Steinmetz was President of Sulzer Metco, a worldwide technology leader in coating materials, from 2004 to 2008, and was an Executive Vice President at Great Lakes Chemical Corporation from 2000 to 2004. Mr. Steinmetz currently serves as the Chairman of Benteler International AG and as Chairman of Fertiberia Sarl.

Education:

Mr. Steinmetz graduated with a M.S. in metallurgy from the Technical University Clausthal, Germany and has an MBA from INSEAD Fontainebleau, France.

Other Public Company Directorships:

None.

Director Qualifications:

Mr. Steinmetz brings to our Board significant global chief executive officer experience and decades of chemical industry experience.

2026 Proxy Statement	16

COPORATE GOVERNANCE

Corporate Governance

Board Nominees. Under its charter, our nominating and corporate governance committee is responsible for recommending to the Board candidates to stand for election to the Board at the Company’s annual general meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual general meetings. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholders’ interests through the exercise of sound judgment using its diversity of experience. In addition, the Board considers, in light of our business and Board composition, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information described in Proposal 1.

Recommendation of Board Candidates. The nominating and corporate governance committee considers properly submitted recommendations for candidates to the Board from shareholders. Any shareholder recommendations for consideration by the Board should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the shareholder within the last three years, a statement of recommendation of the candidate from the shareholder, a description of our shares beneficially owned by the shareholder, a description of all arrangements between the candidate and the recommending shareholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Board may reasonably request. Recommendations should be sent to Angelo Chaclas, Corporate Secretary, Trinseo PLC, 440 East Swedesford Road, Suite 301, Wayne, PA 19087. The Board evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Board will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. As part of its ongoing succession planning, the Company seeks to identify potential Board nominees on behalf of the Board that meet the Board’s requirements with respect to diversity, experience, skill, and qualifications.

Shareholder Board Nominees. Shareholders who wish to nominate one or more persons for election as a director of the Company at an annual general meeting of shareholders, and who wish the nomination to be included in the proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must follow the requirements set forth in this proxy statement under “Shareholder Proposals & Director Nominations.” Shareholder director nominations must comply with the deadlines and other requirements in Article 101 of our Constitution, including the applicable notice, information and consent provisions.

Board Independence. Our Corporate Governance Guidelines provide that our Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE. The Board evaluates any relationships of each director and nominee with Trinseo and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the NYSE. Our Board reviews any transactions and relationships between each director or any member of his or her immediate family and Trinseo. The purpose of this review is to determine whether there were any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. The Company maintains a related party transactions policy and conflict of interest policy, as discussed below under “Related Party Transactions.” As a result of its review, our Board has affirmatively determined that all of our current directors and nominees, except for our CEO and President, Frank Bozich, are independent under the governance and listing standards of the NYSE.

Board Nominee Experience and Expertise. We believe that our director nominees should have a background in the chemicals, manufacturing or similar industry experience, or possess the appropriate management or governance experience and financial acumen to provide our Board with a broad range of talents, skills, character, expertise, professional experiences and backgrounds.

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, credit, market, compliance, operational and reputational risks. To support our corporate goals and objectives, risk appetite, and business and risk strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board. The Board is committed to strong, independent oversight of management and risk through a governance structure that includes other Board committees. Under our structure, it is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Trinseo. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Trinseo. The Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board divides

17	2026 Proxy Statement

COPORATE GOVERNANCE

its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

• • • • • •
Board of Directors
•
Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans
•
Acquisitions and divestures
•
Corporate finance
•
Capital expenditure and budget planning
•
Risks related to cybersecurity and information security
•
Review of enterprise risk management
•
Major litigation, investigations, and other matters that present material risk to our operations, plans, prospects, or reputation

Audit Committee
•
Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting
•
Supervision and selection of our external and internal auditors
•
Review of enterprise risk management
•
Oversight of the Company’s Incident Response Plan, including evaluation of and response to material cybersecurity incidents, SEC reporting and other actions
•
Our ethics and compliance programs

Compensation and Talent Development Committee
•
Risks related to the design and administration of our executive compensation programs and arrangements, including our equity plan, and risk related to employee recruitment and retention
•
Senior management succession planning

Nominating and Corporate Governance Committee	• Risks related to our governance structures, processes and compliance • Director succession planning
Environmental, Health, Safety, Sustainability and Public Policy Committee
•
Our environmental, health and safety risk management programs
•
The alignment of our environmental, health, safety, sustainability, social and public policy program with the Company’s business strategy and creation of stakeholder value

Board Leadership Structure. Under our Corporate Governance Guidelines, our Board may select a Board Chair at any time, who may also be an executive officer of the Company. The Board has chosen to separate the roles of Board Chair and Chief Executive Officer, which the Board believes is currently in the best interest of Trinseo and its shareholders. This structure permits our Chief Executive Officer to devote his attention to leading Trinseo and to executing on our business strategy.

Ms. Johnson is our current non-executive Board Chair and has served as a director since 2017. Ms. Johnson brings significant experience as Chair, including, but not limited to: (i) entrepreneurial and senior public company experience; (ii) expertise in environmental and corporate governance issues; and (iii) strategic transformation experience. Ms. Johnson has significant experience in the specialty chemical industry and as a public company director. As described above, the Board has determined that Ms. Johnson meets the definition of an independent director under NYSE listing standards.

Board Attendance. We expect our Board members to prepare for, attend, and participate in all Board and applicable committee meetings. Our Board held five meetings in 2025. The audit, compensation and talent development, and nominating and corporate governance committees held eight, six and six meetings in 2025, respectively. Our Board members attended 100% of our board and committee meetings in 2025.

We do not have a policy for the attendance of our directors at our annual general meeting of shareholders. In 2025, nine directors and no shareholders attended our annual general meeting. Eligible shareholders were permitted to attend in person by registering on our voting website. Notwithstanding any extenuating circumstances which would impact the safety of attendees, this year’s Annual Meeting will be held in person, using the same registration method for shareholders who wish to attend. There will not be a teleconference or video conference option.

Executive Sessions. Our Corporate Governance Guidelines provide that the non-management directors of the Board meet in executive session at least once during each regularly scheduled Board meeting to review matters concerning the relationship of the Board with executive directors and other members of senior management, and such other matters as it deems appropriate. Additionally, the Board is required to have least one executive session annually of its independent directors. Ms. Johnson acts as the chair of these executive sessions.

2026 Proxy Statement	18

COPORATE GOVERNANCE

Board Annual Performance Reviews. Pursuant to our Corporate Governance Guidelines the Board annually conducts a self-evaluation of the Board as a whole. In accordance with the written charters of our audit, compensation and talent development, and nominating and corporate governance committees, each committee also evaluates its performance on an annual basis and reports its findings to the Board.

Code of Business Conduct. We have adopted a written Code of Business Conduct applicable to all directors, officers and employees and a written Code of Ethics for Senior Financial Employees, applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer, Principal Accounting Officer, Controller, and all employees performing similar functions. These policies are designed to maintain the integrity of our business and financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found under the “Governance” tab on the Investor Relations section of our website, investor.trinseo.com by selecting the “Ethics and Compliance” link and then “supporting policies.”

Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines that outline the Board’s governance policies and practices. The current version of our Corporate Governance Guidelines can be found under the “Governance” tab on the Investor Relations section of our website, investor.trinseo.com by selecting the “Ethics and Compliance” link and then “supporting policies.”

Communications with Directors. Shareholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors, by writing to such individual or group c/o Corporate Secretary, Trinseo PLC, 440 East Swedesford Road, Suite 301, Wayne, PA 19087. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it and use discretion to not forward certain items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, the Corporate Secretary may forward some of the correspondence elsewhere in the Company for review and possible response.

19	2026 Proxy Statement

BOARD STRUCTURE AND COMMITTEE COMPOSITION

Board Structure and Committee Composition

We have a standing audit committee, compensation and talent development committee, nominating and corporate governance committee, and an environmental, health, safety, sustainability and public policy committee with the composition and responsibilities described below. Each committee operates under a charter that has been approved by our Board. A copy of each charter can be found on the Investor Relations section of our website, investor.trinseo.com, under “Governance,” “Committee Composition.” Chairs and members of each committee are appointed by the Board, and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns. The nominating and corporate governance committee will recommend adjustments to committee assignments to the Board as it deems necessary during the year. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

The table below provides information about the membership of our standing audit, compensation and talent development, nominating and corporate governance, and environmental, health, safety, sustainability and public policy committees during fiscal 2025:

Name	Audit	Compensation and Talent Development	Nominating and Corporate Governance	Environmental, Health, Safety, Sustainability and Public Policy
K’Lynne Johnson †		✓	✓
Joseph Alvarado		Chair	✓
Frank Bozich				✓
Victoria Brifo		✓		✓
Jeffrey J. Cote §	✓		Chair
Jeanmarie Desmond §	Chair		✓
Matthew Farrell §	✓	✓
Carol Flaton
Jill Frizzley
Sandra Beach Lin			✓	Chair
Henri Steinmetz	✓			✓

†	Denotes Board Chair
§	Denotes Audit Committee Financial Expert

Audit Committee

The purpose of the audit committee is set forth in the audit committee charter. The audit committee’s primary duties and responsibilities are to:

•	Appoint or replace, compensate and oversee the outside auditors for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us and to report directly to the audit committee.
•	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our outside auditors, which are approved by the audit committee prior to the completion of the audit.
•	Review and discuss with management and the outside auditors the annual audited and quarterly unaudited financial statements, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements.
•	Review and discuss with management, internal auditors and the independent auditor the Company’s system of internal controls, financial and critical accounting practices, and policies relating to risk assessment and management.
•	Review and approve the Company’s Irish statutory financial statements;
•	Review and approve all related party transactions as defined under Item 404(a) of Regulation S-K.
•	Discuss with management and the outside auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles, any major issues as to the adequacy of our internal controls and any special steps adopted in light of material control deficiencies.

A copy of the charter, which satisfies the applicable standards of the SEC and the NYSE is available on our website. The audit committee currently consists of Jeffrey J. Cote, Jeanmarie Desmond, Matthew Farrell and Henri Steinmetz. Our Board has determined that Ms. Desmond and each of Messrs. Cote, Farrell and Steinmetz are independent directors pursuant to Rule 10A-3(b)(1) under the

2026 Proxy Statement	20

BOARD STRUCTURE AND COMMITTEE COMPOSITION

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 303A.02 of the New York Stock Exchange Listed Company Manual. Ms. Desmond and each of Messrs. Cote and Farrell is also an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Ms. Desmond serves as chair of the audit committee.

Compensation and Talent Development Committee

The purpose of the compensation and talent development committee (the “compensation committee”) is to assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits programs and equity-based compensation programs, including grants of equity and long term incentive awards. The compensation committee reviews and recommends to our Board compensation plans, policies and programs and approves specific compensation levels for all executive officers, and is responsible for oversight of executive leadership team succession planning. The compensation committee currently consists of Joseph Alvarado, Victoria Brifo, Matthew Farrell and K’Lynne Johnson. Mr. Alvarado serves as chair of the compensation committee. A copy of the compensation committee’s charter, which satisfies the applicable standards of the SEC and the NYSE, is available on our website. The compensation committee may delegate any of its responsibilities to subcommittees.

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is to (i) identify, screen and review individuals qualified to serve as directors (consistent with criteria approved by our Board) and recommend to our Board candidates for nomination for election at our annual meeting of shareholders or to fill Board vacancies or newly created directorships; (ii) develop and recommend to our Board and oversee the implementation of our corporate governance guidelines; (iii) oversee evaluations of our Board and (iv) recommend to our Board appointment of candidates for service as Board committee chair or member. The committee also reviews the outcome of shareholder engagement. The nominating and corporate governance committee currently consists of Joseph Alvarado, Jeffrey Cote, Jeanmarie Desmond, K’Lynne Johnson and Sandra Beach Lin. Mr. Cote serves as chair of the nominating and corporate governance committee. Our Board has adopted a written charter under which the nominating and corporate governance committee operates, which is available on our website. The nominating and governance committee may delegate any of its responsibilities to subcommittees.

Environmental, Health, Safety, Sustainability and Public Policy Committee

The Environmental, Health, Safety, Sustainability and Public Policy Committee (the “EHSS&PP committee”) was established for the purpose of assisting the Board in fulfilling its oversight responsibilities by assessing the effectiveness of programs and initiatives that support the environment, health and safety, sustainability, corporate social responsibility and climate change (“Sustainability”) policies and programs of the Company. Its duties and responsibilities are to:

•	Support alignment between the Company and the Board on the Company’s Sustainability, social, and public policy goals;
•	Guide the Company on its Sustainability programs, policies, partnerships, activities and goals to ensure consistency with and impact upon the Company’s business strategy and the creation of stakeholder value and relationships;
•	Review of external public policy/governmental affairs issues and trends in order to more effectively achieve the Company’s business goals, and provide recommendations to the Board regarding the Company’s response to these issues consistent with applicable legal and regulatory requirements;
•	Review, approve and recommend to the Board for adoption, the Company’s annual public Sustainability and Corporate Social Responsibility Report; and
•	Assist the Board in fulfilling its oversight responsibility for the Company’s risk management programs by assessing risks that may arise in connection with the Company’s Sustainability, programs, partnerships, activities and goals.

The EHSS&PP committee currently consists of Frank A. Bozich, Victoria Brifo, Sandra Beach Lin and Henri Steinmetz. Ms. Beach Lin serves as chair of the EHSS&PP committee. A copy of its charter is available on the Company’s website. The EHSS&PP committee may delegate any of its responsibilities to subcommittees.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board or the compensation committee of any other company that has any executive officers serving as a member of our Board or compensation committee.

21	2026 Proxy Statement

EXECUTIVE OFFICERS

Our Company’s Executive Officers

Biographical information concerning our President and Chief Executive Officer, Frank A. Bozich, who is a nominee to our Board, is set forth above under Proposal 1.

David Stasse, Executive Vice President and Chief Financial Officer. Mr. Stasse, age 56, has served as the Company’s Executive Vice President and Chief Financial Officer since July 2019. Mr. Stasse joined the Company in July 2013 as Vice President and Treasurer with responsibility for all treasury matters, including cash management, risk management, relationships with rating agencies and commercial banks, and financing matters. During his tenure he added responsibility for Investor Relations and Corporate Finance for the Company. Prior to joining Trinseo, Mr. Stasse was employed by Freescale Semiconductor, Inc., a global semiconductor manufacturer that served the automotive, networking, consumer and industrial markets, where he served as Vice President and Treasurer from 2008 to 2013. Mr. Stasse holds an MBA in Finance from the University of Maryland and a Bachelor of Science degree in Business Logistics from Penn State University.

Angelo N. Chaclas, Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary. Mr. Chaclas, age 63, has been the Company’s Chief Legal Officer, Senior Vice President, and Corporate Secretary since January 2015. Mr. Chaclas also became the Chief Compliance Officer in June 2018. In his role, he provides legal support for all capital markets, transactional, compliance, commercial, litigation, regulatory, governance, intellectual property and other operational activities of the Company worldwide. Mr. Chaclas joined the Company in 2010 as Associate General Counsel and Chief Intellectual Property Counsel, where he managed the Company’s global intellectual property portfolio and managed the legal activities of several of the Company’s commercial businesses and corporate functions. Mr. Chaclas holds a bachelor’s degree in Mechanical Engineering from Tufts University and a Juris Doctorate from Pace University.

Paula Cooney, Senior Vice President and Chief Human Resources Officer. Ms. Cooney, age 58, joined the Company as Senior Vice President, Human Resources in November 2021. Prior to joining Trinseo, Ms. Cooney was Senior Vice President and CHRO for FLIR Systems, Inc. where she provided strategic direction as the company’s human resources leader. Before FLIR Systems, Inc., Ms. Cooney served as Vice President, Human Resources and Communications for H.B. Fuller Company, where she worked for 10 years and held multiple roles in HR leadership. Prior to joining H.B. Fuller in 2010, Ms. Cooney enjoyed a nearly 15-year career at Intel Corporation, holding HR roles of increasing responsibility. Ms. Cooney holds an NCEA diploma in personnel management from the National College of Ireland, and a Master pf Business Studies in human resources and industrial relations from University College Dublin (Smurfit School of Business).

Roger Greene, Vice President, Controller and Principal Accounting Officer. Mr. Greene, age 50, joined the Company in September 2023. Mr. Greene served as Vice President, Chief Audit Executive of Corteva Agriscience leading the internal audit function. Mr. Greene also served as Global Business Controller for the Agriculture Division of DuPont from 2016 to 2019, and held leadership roles in DuPont’s corporate accounting and controllership groups. Before joining DuPont, Mr. Greene worked at PricewaterhouseCoopers in its Assurance practice. Mr. Greene holds a bachelor’s degree in accounting from Pennsylvania State University and is a Certified Public Accountant.

Han Hendriks, Senior Vice President, Chief Technology and Sustainability Officer. Mr. Hendriks, age 60, joined Trinseo in October 2022 as SVP and Chief Technology Officer. In October 2024, Mr. Hendriks was also named Chief Sustainability Officer. Prior to joining Trinseo, Mr. Hendriks was Chief Technology Officer at Yanfeng, one of the world’s leading automotive suppliers, headquartered in Shanghai. Mr. Hendriks was responsible for the company’s technology and “smart cabin” vision and strategy, as well as portfolio management, and led the design and development of new products from research to market launch. Prior to Yanfeng, Mr. Hendriks worked for Johnson Controls, holding multiple roles of increasing responsibility. Mr. Hendriks holds a Bachelor of Fine Arts in Architectural Design from the Academy of Fine Arts in Maastricht and an MBA from the University of Westminster, London, and he successfully completed a post-graduate Industrial Design program at the Università Internazionale Dell ‘Arte in Florence.

Francesca Reverberi, Senior Vice President, Engineered Materials and Polymer Solutions. Ms. Reverberi, age 54, was named Senior Vice President, Engineered Materials and Polymer Solutions in October 2024. Ms. Reverberi has led the Company’s Engineered Materials segment since August 2023 and previously served as Chief Sustainability Officer from September 2021 to October 2024. Ms. Reverberi also previously served as Senior Vice President, Engineered Materials & Synthetic Rubber, and as Global Business Director of Performance Plastics, Business Director of Basic Plastics. Prior to that, Ms. Reverberi served as Global Business Director for Synthetic Rubber. Ms. Reverberi joined Trinseo in June 2011 following the Company’s carve-out from The Dow Chemical Company. During her time at Dow, Ms. Reverberi served as Product Director for Emulsion Polymers, Europe and the Americas, as well as Commercial Manager in Dow Hydrocarbons Aromatics and Derivatives in Europe, including responsibilities for the C4’s business and held several positions in other specialty businesses such as Water Solutions and Chelants. Ms. Reverberi also serves a member of the board of directors of Avery-Dennison Corporation. Ms. Reverberi holds a Bachelor and Master of Science in Chemical Engineering from Politecnico di Milano and a Master of Business Administration from SDA Bocconi.

Rainer Schewe, Senior Vice President—Supply Chain & Manufacturing Services. Mr. Schewe, age 63, joined the Company in April 2020 as Vice President—Supply Chain Services, and assumed responsibility for Manufacturing Services in March 2024. Prior to joining Trinseo, Mr. Schewe served as Executive Vice President and Chief Supply Chain Officer for A. Schulman, Inc. (now LyondellBasell Industries). Prior to this role, he served as Vice President and Business Unit Director for Schulman’s Custom Performance Colors business in EMEA. Mr. Schewe holds a degree as a State-Certified Engineer in Chemical Engineering from Fresenius Akademie Wiesbaden in Germany, and an Apprenticeship as a Chemical Laboratory Technician from RWTH Aachen in Germany.

2026 Proxy Statement	22

EXECUTIVE OFFICERS

Bregje Roseboom-Van Kessel, Senior Vice President, Corporate Finance & Investor Relations. Ms. van Kessel, age 50, was appointed Senior Vice President, Corporate Finance and Investor Relations in October 2024. Ms. van Kessel previously served as Senior Vice President, Base Plastics from November 2022 to October 2024 and also led Trinseo’s Polystyrene & Feedstocks business from August 2023 to October 2024. Ms. van Kessel joined Trinseo in 2018 and previously served as Senior Director, Global Business Finance, where she led the business finance organization for all of Trinseo’s external reporting segments. Ms. van Kessel brings over 20 years of experience in business finance and change management and has held key financial leadership roles supporting global sales and marketing, supply chain, R&D and brand development for global markets. Ms. van Kessel holds a master’s degree in medicine and an executive MBA in finance and control from Maastricht University. She is a registered controller and a member of the Chartered Institute of Management Accountants.

Arthas Yang, Senior Vice President, Latex Binders. Mr. Yang, age 44, was appointed as Senior Vice President, Latex Binders in March 2024, after having served as the Global Business Director for the CASE business of Latex Binders. Mr. Yang joined Trinseo in June 2010 following the Company’s carve-out from The Dow Chemical Company. During his tenure, Mr. Yang has held multiple key positions within the Company, including Technical Service & Development Leader, Product Manager, Marketing Manager, and Regional Commercial Director, for businesses including Latex Binders, Engineered Materials, and the former synthetic rubber division. Mr. Yang holds a Masters in Materials Science and Bachelor of Physics from Tsinghua University, and a Master of Business Administration from Shanghai Jiao Tong Hong Kong University of Science and Technology.

Executive Officers Skills and Experience

Similar to our Board, the Company believes a broad range of backgrounds and personal experience help the Company operate, strategize and solve problems more effectively. Based on their backgrounds and prior experience, we believe our executive officers bring an array of viewpoints and skills to our leadership team.

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TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

Certain Relationships and Related Transactions

Our audit committee charter requires that the audit committee review and approve all related party transactions. The Company also has a written Related Party Transactions Policy and requires its officers and directors to submit a related party questionnaire annually, and provide updates as needed. When related party transactions between us and our officers, directors and principal shareholders and their affiliates are approved by the audit committee, it does so with the understanding that the terms of such transaction are no less favorable to us than those that we could obtain from unaffiliated third parties.

Our Conflict of Interest Policy is designed to help our directors, executive officers, and employees address situations that may involve a conflict of interest, which may include related party transactions. These include situations in which an individual’s personal interests are in conflict with the interests of the Company; situations in which an individual or family member receives personal benefits as a result of his or her position with the Company; and situations that may otherwise cast doubt on his or her ability to act objectively with or on behalf of the Company. The Company annually surveys our executive officers and directors regarding potential conflicts of interest. If such conflicts are reported or found, the Legal Department and/or our Chief Compliance Officer will seek to mitigate or eliminate such potential or actual conflicts of interest.

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STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our ordinary shares, nominal value $0.01, as of June 30, 2026 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our ordinary shares;
•	each of our named executive officers, directors and director nominees; and
•	all of our directors, director nominees and executive officers as a group.

As of June 30, 2026, we had 36,559,868 ordinary shares outstanding (excluding treasury shares), all of which were held by public investors (including certain of our directors and executive officers), the details of which are reflected in the table below.

Information with respect to beneficial ownership has been furnished by each director, director nominee, executive officer or beneficial owner of more than 5% of our ordinary shares. We have determined beneficial ownership in accordance with SEC rules. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of ordinary shares deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised within 60 days after June 30, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

The inclusion in the following table does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

	Total		Of Number of Shares Beneficially
	Number of Shares	Percent	Owned, Shares which May be
Name	Beneficially Owned	of Class (1)	Acquired within 60 Days (2)
M&G Investment Management Limited (3)	7,625,044	20.9%	—
Nut Tree Capital Management LP (4)	3,027,280	8.3%	—
BlackRock, Inc. (5)	2,255,125	6.3%	—
Charles Schwab Investment Management Inc (6)	2,091,125	5.8%	—
Frank A. Bozich	763,518	2.07%	321,473
David Stasse	278,988	*	116,036
Angelo N. Chaclas	327,463	*	120,061
Francesca Reverberi	129,337	*	42,290
Bregje van Kessel	64,165	*	19,280
Joseph Alvarado	52,187	*	—
Victoria Brifo	40,741	*	—
Jeffrey J. Cote	216,202	*	—
Jeanmarie Desmond	46,552	*	—
Matthew Farrell	207,741	*	—
Carol Flaton	—	*	—
Jill Frizzley	—	*	—
K’Lynne Johnson	48,429	*	—
Sandra Beach Lin	44,776	*	—
Henri Steinmetz	53,453	*	—
All Directors, Nominees and Executive Officers as a Group (21 persons) (7)	2,473,574	6.6%	740,897

*	Indicates less than one percent.
(1)	The ownership percentages set forth in this column are based on the Company’s outstanding ordinary shares (excluding treasury shares) as of June 30, 2026 and assume that each of the beneficial owners continued to own the number of shares reflected in the table on such date.
(2)	Includes options to purchase ordinary shares which have vested or will vest within 60 days of June 30, 2026.
(3)	On August 12, 2022 M&G Investment Management Limited (“M&G”) filed a Schedule 13D with the SEC reporting beneficial ownership of 7,625,044 of our ordinary shares, with sole voting power and sole dispositive power over such shares. In a Form 4 filed by M&G dated July 19, 2022, M&G reported beneficial ownership of 7,625,044 shares, which number is used in the table. The address of M&G is 10 Fenchurch Avenue, London, UK EC3M 5AG.

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STOCK OWNERSHIP INFORMATION

(4)	On May 15, 2026, Nut Tree Capital Management LP, Nut Tree Capital Management GP, LLC and Jared R. Nussbaum (“Nut Tree Capital”) filed a Schedule 13G/A with the SEC reporting beneficial ownership of 3,027,280 of our ordinary shares as of March 31, 2026 with sole voting power and sole dispositive power over such shares. The address of Nut Tree Capital is 55 Hudson Yards, 22nd Floor, New York, NY 10001.
(5)	On July 17, 2025, BlackRock, Inc. (“BlackRock”) filed a Schedule 13G with the SEC reporting beneficial ownership of 2,255,125 of our ordinary shares, with sole voting power and sole dispositive power over such shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(6)	On February 12, 2026, Charles Schwab Investment Management Inc (“Charles Schwab”) filed a Schedule 13G with the SEC reporting beneficial ownership of 2,091,125 of our ordinary shares, with sole voting power and sole dispositive power over such shares. The address of Charles Schwab is 9800 Schwab Way, Lone Tree, CO 80124.
(7)	Includes 740,897 options to purchase ordinary shares which have vested, or will vest, within 60 days of June 30, 2026.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS / DELINQUENT SECTION 16(A) REPORTS

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2025 with respect to compensation plans under which ordinary shares of the Company may be issued.

Number of securities
remaining available
	Number of securities			for future issuance
	to be issued upon	Weighted-average		under equity
	exercise of	exercise price of		compensation plans
	outstanding options,	outstanding options,		(excluding securities
	warrants and rights	warrants and rights		reflected in column (a))
Plan Category	(a)	(b)		(c)
Equity compensation plans approved by securityholders	4,474,109	26.79	(2)	1,659,800
Equity compensation plans not approved by securityholders	—	—		—
Total	4,474,109	26.79	(2)	1,659,800

(1)	Includes 1,921,477 restricted stock units, 1,358,920 performance stock units, and 1,193,712 options to purchase shares that have been granted under the approved Trinseo PLC Amended & Restated 2014 Omnibus Incentive Plan and remain outstanding as of December 31, 2025. The restricted stock units and performance stock units will result in the issuance of shares immediately upon vesting, with the vesting of performance stock units subject to the Company’s attainment of pre-established performance goals. The options to purchase shares will result in the issuance of shares upon exercise.
(2)	Represents the weighted-average exercise price of the above-mentioned options to purchase shares only. The Company’s performance award stock units and restricted stock units do not have associated exercise prices.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our shares on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. When requested, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and will file these reports on their behalf. Based solely on a review of the copies of such forms in our possession, and on written representations from our current directors and executive officers, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) during 2025, with the exception of a Form 4 amendment filed on June 27, 2025 by Jeffrey J. Cote to correct the number of shares indirectly held previously reported on June 24, 2025.

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PROPOSAL 2

Proposal 2—Advisory Vote on Named Executive Officer Compensation

The Compensation Discussion and Analysis of this Proxy Statement, which immediately follows this proposal, describes our executive compensation program and the compensation of our named executive officers for fiscal 2025. The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the shareholders of Trinseo PLC APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	Attract industry-leading talent and retain our valuable employees and executives;
•	Link compensation actually paid to achievement of our financial, operating and strategic goals;
•	Reward individual performance and contribution to our success; and
•	Use performance measures, including financial and non-financial goals that align our named executive officers’ interests with those of our shareholders.

We believe Trinseo’s executive compensation program employs positive governance practices and offers substantial levels of at-risk compensation to meaningfully align shareholder interests with those of our named executive officers.

The Board is asking shareholders to support this proposal, as it does annually. Although the vote we are asking you to cast is non-binding, the compensation committee and the Board value the views of our shareholders as expressed in their votes. The Board and the compensation committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis (CD&A) section is intended to provide information about our 2025 compensation objectives and programs for our named executive officers, listed below (together, our “NEOs”).

Name	Position
Frank A. Bozich	President and Chief Executive Officer
David Stasse	Executive Vice President and Chief Financial Officer
Angelo N. Chaclas	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
Bee van Kessel	Senior Vice President, Corporate Finance and Investor Relations
Francesca Reverberi	Senior Vice President, Engineered Materials & Polymer Solutions

Compensation Philosophy and Design

Overview

Our executive compensation policies and programs are designed to attract, retain and motivate key executives through competitive and cost-effective programs that reinforce executive accountability and reward the achievement of business and individual results. Executive compensation consists of four main elements: (1) base salary, (2) annual cash incentive awards, (3) long-term incentive compensation, and (4) retirement savings and benefit programs. The relative weighting of each element is aligned with our philosophy of linking pay to performance. A substantial percentage of our executives’ compensation is provided in the form of performance-based variable compensation with a greater emphasis on variable components for our senior executives. Annual cash awards are directly linked to corporate results and short-term performance measures, including financial and non-financial goals. Our long-term equity incentive and cash incentive awards align our executives’ interests with those of our shareholders and our long-term business objectives. Executive retirement and benefits programs are generally consistent with the broader employee programs offered in the country where an executive primarily provides services to the Company. We provide limited perquisites to our executives, and such perquisites are only provided to the extent that they reflect particular business needs and objectives.

We strive to provide our NEOs with a compensation package that is market competitive within our industry, recognizes and rewards superior individual and Company performance, and seeks to achieve greater talent retention.

Compensation Mix

The target mix of compensation in 2025 was a mix of salary and short- and long-term incentive compensation, with long-term incentive compensation remaining the largest component of our NEOs’ overall compensation package. We believe this incentivizes long-term value creation and provides continued alignment between the interests of our NEOs and shareholders.

Maintaining Best Practices Regarding Executive Compensation

Our compensation committee intends to compensate our NEOs in a manner that is consistent with the objectives and design principles outlined above. We have adopted the following compensation practices, which are intended to promote strong corporate governance and alignment with shareholder’s interests:

Compensation and Talent Development Committee Practices

At-Risk and Performance-Based Compensation	We grant a higher percentage of at-risk compensation to our executive officers than other employees. We believe this is essential to creating a culture of pay-for-performance.
Double-Trigger CIC Provisions

Our executive officers only receive change-in-control benefits under their equity awards or their employment agreements if their employment is also terminated without cause (or by the executive for good reason) within a specified period following a change in control.

No 280G Gross-Up Provisions	280G gross-up provisions are not permitted in the Company’s executive employment agreements and amendments.
No Hedging or Pledging	All employees and directors are prohibited from hedging or pledging the Company’s securities.
Share Ownership Guidelines

The compensation committee has adopted share ownership guidelines equal to (i) six times base salary for the CEO, and (ii) two times base salary for our other NEOs. The guideline must be achieved by 5 years from the date of hire for newly hired executives. Until the ownership requirement is met, the executive must retain as a holding requirement: (i) 50% of the shares issued after vesting and settlement of restricted stock units (net of all applicable taxes), (ii) 50% of the shares issued following the exercise of a stock option (after satisfaction of the option exercise price and net of applicable taxes), and (iii) 50% of the shares issued after vesting and settlement of performance stock units (net of all applicable taxes).

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback and Recoupment Policies

The Company has adopted a Policy for Recoupment of Incentive Compensation which provides for the right to claw back incentive-based compensation to the extent it was awarded on the achievement of financial results subject to an accounting restatement due to material noncompliance by the Company of any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Board can recoup this compensation by requiring the reimbursement of compensation previously paid, cancelling outstanding vested or unvested equity awards, or taking any other action permitted by law. Our equity award agreements also provide for the reimbursement of all or part of any annual incentive compensation if there is a breach by the executive of his or her award agreement or any non-competition, non-solicitation, confidentiality or similar covenant or agreement with us or an overpayment of incentive compensation due to inaccurate financial data.

Mitigate Undue Risk and Risk Assessment

The compensation committee regularly assesses whether our compensation programs and arrangements for our employees encourage excessive risk-taking. We mitigate undue risk in our compensation program by instituting strong governance policies such as capping potential payments, utilizing multiple performance metrics, striking a balance between short- and long-term incentives and adopting share ownership requirements.

Independent Compensation Consultant	The compensation committee retains and annually reviews the independence of its compensation consultant.

How We Make Compensation Decisions

Our compensation committee is responsible for, among other matters: (1) reviewing key executive compensation goals, policies, plans and programs; (2) reviewing the compensation of our executive officers; (3) reviewing and approving employment agreements and other similar arrangements between the Company and our executive officers; and (4) administering our equity-based plans and other incentive compensation plans.

Our Chief Executive Officer reviews annually each NEO’s performance (other than his own) and recommends to the compensation committee appropriate base salary, annual cash incentive awards and long-term equity incentive awards (to the extent applicable with respect to a particular year) for these NEOs. Based upon the recommendations of our Chief Executive Officer, and after considering the objectives of our executive compensation program, as described above, as well as the factors described below under “Use of Benchmarking Comparison Data,” the compensation committee approved the annual compensation packages of our executive officers. In 2025, the compensation committee also approved Mr. Bozich’s compensation, including his base salary, annual cash incentive award and long-term equity and cash incentive awards. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of each NEO’s employment agreement terms.

In making decisions with respect to any element of an NEO’s compensation, the compensation committee considered the total compensation that may be awarded to the executive, including salary, annual cash incentive awards and long-term incentive compensation. In addition, in reviewing and approving employment agreements for our NEOs, the compensation committee considered the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the executive’s employment under a variety of circumstances. Our goal is to award compensation that is competitive to attract and retain highly qualified leaders and that motivates them to drive strong business performance. We believe that our compensation programs align executive and shareholder interests, while allowing compensation to vary based on each executive’s individual contributions to the Company and to the Company’s overall performance.

Use of Independent Compensation Consultant

The compensation committee has retained Willis Towers Watson as its independent compensation consultant. Willis Towers Watson provides the compensation committee with advice on a broad range of executive compensation matters. The scope of their services includes, but is not limited to, the following:

•	Apprising the compensation committee of compensation-related trends and developments in the marketplace;
•	Informing the compensation committee of regulatory developments relating to executive compensation practices;
•	Providing the compensation committee with an assessment of the market competitiveness of the Company’s executive compensation;
•	Assessing the composition of the peer companies used for comparative purposes;
•	Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking; and

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COMPENSATION DISCUSSION AND ANALYSIS

•	Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with shareholder interests.

During fiscal 2025, Willis Towers Watson attended all of the regularly scheduled meetings of the compensation committee.

The compensation committee considered the range of services provided by Willis Towers Watson in its decision to approve its fees and selection as its independent compensation consultant in 2025. The compensation committee assessed the independence of Willis Towers Watson pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the compensation committee.

Use of Benchmarking Comparison Data

The compensation committee selects a peer group of companies, with assistance from Willis Towers Watson, for use in making compensation decisions with respect to the total mix and amount of compensation. This peer group consists of companies in the chemicals manufacturing and similar industries. The compensation committee reviewed various market-based metrics of the peer group that it deemed appropriate, which included enterprise value, revenue, market capitalization, and EBITDA margins, to establish compensation benchmarks. For 2025, the compensation committee added Koppers Holdings and removed Westlake to better align the peer list with companies of similar revenue size as Trinseo. The compensation committee may annually review the companies included in our peer group and may add or eliminate companies as it determines is appropriate. The peer group selected for fiscal 2025 compensation decisions consisted of the following 23 companies:

AdvanSix, Inc.	H.B. Fuller Company	Orion Engineered Carbons S.A.
Ashland Global Holdings Inc.	Huntsman Corporation	Quaker Chemical Corporation
Avient Corporation	Ingevity Corporation	RPM International Inc.
Axalta Coating Systems Ltd.	Koppers Holdings, Inc.	Stepan Company
Cabot Corporation	Kronos Worldwide, Inc.	Synthomer plc
The Chemours Company	Methanex Corporation	Tronox Holdings plc
Eastman Chemical Company	Minerals Technologies Inc.	Venator Materials PLC
Element Solutions Inc.	Olin Corporation

During fiscal 2025, the compensation committee of the Board reviewed our executive compensation peer group and concluded our peer group adequately aligned our executive officers’ pay opportunities with our compensation philosophy.

Shareholder Approval of Executive Compensation

In 2025, the compensation of our NEOs was approved by shareholders with approximately 96% of votes cast in favor. Based on this shareholder support of our executive compensation program, we and the compensation committee believe our compensation program and practices are well aligned with our shareholders’ wishes. We believe the continued strong shareholder support of our say-on-pay proposals indicates our practices accurately represent the desires of our shareholders.

2025 Compensation Structure & Performance

The principal components of our executive compensation program include both short-term and long-term compensation. Short-term compensation consists of an executive’s annual base salary and annual cash incentive award. Long-term compensation generally includes grants of share-based incentives as determined by the compensation committee. Certain elements of compensation of our NEOs were determined through direct negotiation with the executives at the time of their hiring.

Base Salary

Setting appropriate levels of base pay allows us to attract and retain an executive leadership team that will continue to meet our commitments to customers, sustain profitable growth and create value for our shareholders. The base salaries for our NEOs are determined based on the scope of their responsibilities and our compensation committee members’ collective knowledge of competitive compensation levels, following its review of competitive market data from Willis Towers Watson based on our peer group and survey data. Base salaries are reviewed annually by the compensation committee and adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels. In 2025, executive leadership was not eligible for merit increase due to the at market pay position and performance of the company.

Annual Cash Incentive Plan

Our annual cash incentive plan (“ACI Plan”) is designed to create a pay for performance culture by aligning the compensation program to the achievement of our strategic and business objectives and with shareholder interests. Our business objectives are to: (1) generate strong Adjusted EBITDA and free cash flow results relative to our industry; (2) provide a safe working environment by meeting or exceeding our metrics for injuries, spills, and process safety incidents, and demonstrating progress on Sustainability goals; (3) implement Trinseo’s strategy to transform into a specialty materials and sustainable solutions provider; (4) promote Company culture, talent development, recruitment and retention. The actual amount that will be paid in respect of an ACI Plan award is based on a combination

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COMPENSATION DISCUSSION AND ANALYSIS

of the achievement of Company performance goals as well as individual performance. The performance goals and metrics are reviewed and approved by the compensation committee at the beginning of the year. At the end of the year, the amount paid to each NEO is based on the achievement of the Company performance goals and an assessment of the executive’s overall performance.

For 2025, the ACI Plan was designed to align our executives’ compensation with the Company’s business plan and priorities for the year, and reward performance based on the following components:

•	Financial Performance measured by ACI Plan Adjusted EBITDA as described below;
•	Financial Performance measured by ACI Plan Free Cash Flow, as described below;
•	Responsible Care® measured by Total Recordable Incident Rate, Spills and Process Safety Incidents; and
•	Individual Goals: Performance against defined business/functional and individual goals.

Financial Performance. We believe that Adjusted EBITDA is a key measure of our financial performance, removing the impacts of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure as well as other non-recurring items. We define Adjusted EBITDA, which is considered a non-GAAP measure, as net income (loss) from continuing operations before interest expense, net provision for income taxes; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the disposition of businesses and assets, restructuring charges; acquisition related costs and benefits, and other items. Our ACI Plan Adjusted EBITDA performance metric for the ACI Plan awards was set consistent to our 2025 business plan that was approved by the Board (the “2025 Plan”), but is adjusted to exclude results from the Company’s Americas Styrenics segment and the impacts of raw material timing. As in prior years, we exclude the earnings of our Americas Styrenics segment because as a joint venture the Company does not have direct control of its day-to-day operations. Additionally, we also exclude the impacts of raw material timing because timing impacts are generally outside of our executives’ control but can have a significant positive or negative impact on the Company’s financial performance.

Free Cash Flow is also an important measure of our Company’s financial performance. We define Free Cash Flow, which is a non-GAAP measure, as cash provided by operating activities less capital expenditures. Our free cash flow performance metric for the ACI Plan (the “ACI Plan Free Cash Flow”) was set in accordance with expectations under the 2025 Plan, and uses our reported Free Cash Flow as adjusted to exclude the impact of certain items, including certain delayed vendor payments, accounts receivable discounting, and PIK interest deferrals. We exclude these items because we believe this eliminates management actions which could artificially influence the ACI Plan Free Cash Flow calculation.

See “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Performance Measures” and “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cash Flows—Free Cash Flow” of this Annual Report on Form 10 K for more information on our approach to calculating Adjusted EBITDA and Free Cash Flow. See Pay Versus Performance—Use of Non-GAAP Measures for a reconciliation of Adjusted EBITDA and Free Cash Flow, which are non-GAAP measures, to Net Income (Loss) and Cash provided by operating activities.

Responsible Care. Industry-leading environmental, health and safety metrics, are important measures for establishing performance objectives and measuring the performance of our NEOs. We are a Responsible Care® company and our environmental, health and safety policy states that protecting people and the environment is part of everything we do and every decision we make. The 2025 ACI Plan includes three environmental, health and safety metrics that we track for our Company – (i) Total Recordable Incident Rate, a metric used in the chemicals industry to measure injury rates versus operating hours, (ii) Spills, defined as loss of containment of any physical device used to contain a chemical or plastic resin as part of our manufacturing processes, and (iii) Process Safety Incidents as defined by the American Chemistry Council. Incentive payouts with respect to these metrics are determined based on our achievement rating for Responsible Care® performance and in accordance with the threshold, target and maximum levels set forth in the table below.

Individual Goals. In addition, each NEO had individual performance goals that included, depending on the NEO: corporate Adjusted EBITDA; Free Cash Flow; capital spending; margins and profitability; cost savings and cash preservation; corporate finance restructuring; sustainable solutions; human capital management; and workplace safety. The results achieved against each of these individual goals were assessed by the CEO or the compensation committee and a percentage rating was assigned to each NEO.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below shows the weight and targets of the component metrics, along with the payout opportunity for the ACI Plan.

	Weight of
	Metric in	Threshold		Target		Maximum
Performance Goal	ACI Plan (%)	Performance		Performance		Performance
1. Financial Performance
2025 First Half ACI Plan Adjusted EBITDA	7.5%	$114	M	$152	M	$182	M
2025 Second Half ACI Plan Adjusted EBITDA	7.5%	$88	M	$117	M	$141	M
2025 Full Year ACI Plan Adjusted EBITDA	15%	$202	M	$269	M	$323	M
2025 ACI Plan Free Cash Flow	30%	$(75)	M	$(55)	M	$—
Financial Performance Subtotal:	60%
Payout opportunity (% of subtotal)		20%		100%		200%
2. Responsible Care®
Total Recordable Incident Rate	5%	0.3		0.25		0.15
Spills	5%	11		8		5
Process Safety Incidents	5%	3		2		—
Responsible Care® Subtotal	15%
Payout opportunity (% of subtotal)		—%		100%		200%
3. Individual Goals	25%
Payout opportunity (% of subtotal)		—%		100%		200%
Total ACI Plan Payout Opportunity		12%		100%		200%

ACI Plan Adjusted EBITDA

Based on our 2025 audited financial results, our compensation committee determined that our financial performance component resulted in a payout of 0% of the ACI Plan Adjusted EBITDA component, as set forth in the table below. All payout values in this table are shown as a percentage of Target performance.

	Target Performance		Actual		Payout as % of	Payout as % of
Financial Performance	(100%)		Result		Target Performance	Total ACI Plan Bonus
First Half ACI Plan Adjusted EBITDA	$152	M	$102	M	—%	—%
Second Half ACI Plan Adjusted EBITDA	$117	M	$87	M	—%	—%
Full Year ACI Plan Adjusted EBITDA	$269	M	$189	M	—%	—%
Subtotal						—%

The ACI Plan Adjusted EBITDA represents the Company’s reported Adjusted EBITDA excluding $6 million, $(10) million and $(3) million in earnings/losses from our joint ventures, in the first half, second half and full year, respectively, and the $(2) million, $(21) million and $(23) million impact of raw material timing, respectively.

ACI Plan Free Cash Flow

The ACI Plan Free Cash Flow represents our reported Free Cash Flow of ($153) million which resulted in payout of 0% of target.

	Target				Payout as % of Total
Financial Performance	Performance (100%)		Actual Result		ACI Plan Bonus
ACI Plan Free Cash Flow	$(55)	M	$(153)	M	—%

Responsible Care Metrics

All payout values for the Responsible Care® portion of the bonus in this table are shown as a percentage of the Target performance payout. Our achievement rating for the Responsible Care® portion of the bonus qualified plan participants for 24.5% of the Responsible Care® component of the ACI Plan, as set forth below. All payout values in this table are shown as a percentage of the Target performance payout.

					Total Actual
	Potential Payout	Target		Actual Payout	Payout
	as % of Total ACI	Performance		as % of Target	as % of ACI Plan
	Plan Bonus	(100%)	Actual Result	Performance	Bonus
Responsible Care®
Total Recordable Incident Rate	5%	0.25	0.18	173%	8.6%
Spills	5%	8	6	167%	8.3%
Process Safety Incidents	5%	2	1	150%	7.5%
Responsible Care® Total	15.0%				24.5%

33	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The table below shows the contribution of each performance metric under our ACI Plan to the actual bonus award earned by our NEOs. All values in this table are shown as a percentage of the Target performance payout.

					Actual Payout
	EBITDA	Free Cash Flow	Responsible	Individual	as a % of ACI Plan
NEO	(30%)	(30%)	Care (15%)	Goals (25%)	Bonus
Frank A. Bozich	—%	—%	24.5%	—%	—%
David Stasse	—%	—%	24.5%	—%	—%
Francesca Reverberi	—%	—%	24.5%	—%	—%
Angelo N. Chaclas	—%	—%	24.5%	—%	—%
Bee van Kessel	—%	—%	24.5%	—%	—%

*	Each NEO waived their payout under the 2025 ACI Plan. See “Retention Awards and Waiver of ACI and RCU Vesting” below for information on our NEO’s waiver of payouts under the ACI Plan.

Long-Term Equity Incentive Compensation

Our compensation committee approved long-term incentive awards to certain key employees, not including the NEOs, which were awarded in February 2025 under the Company’s Amended & Restated 2014 Omnibus Incentive Plan (the “Equity Plan”). In 2025 these awards consisted of long-term equity and cash awards Mr. Bozich received a long-term incentive award comprised of three types of awards:  RSUs (30%), PSUs (40%) and restricted cash units (“RCUs”) (30%). Mr. Stasse, Mr. Chaclas, Ms. van Kessel and Ms. Reverberi received a long-term incentive award comprised of three types of awards: RSUs (50%), PSUs (20%) and RCUs (30%). The total award for each NEO is based on a target percentage of their base salary, as shown in the table below. These awards are subject to time-based vesting conditions, with RSUs and RCUs vesting in three equal annual installments beginning on the first anniversary of the date of grant and PSUs partially vesting on each of the first, second and third year anniversary of the date of grant, subject to the Company’s relative total shareholder return (“TSR”) performance. In each case, vesting is generally subject to the NEO’s continuous employment with us on the applicable vesting date. The size of all RSU, PSU and RCU awards was determined by dividing a target grant value by the 30 day average closing price of the Company’s shares on the grant date, which does not correspond with the grant date fair value of these awards. For disclosure of the grant date fair value of the awards, See the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below.

		Total LTI Grant
	Total LTI Grant	Target Performance
NEO	Target Performance %	Amount
Frank A. Bozich	420%	$4,410,000
David Stasse	205%	$1,158,250
Angelo N. Chaclas	170%	$850,000
Bee van Kessel	100%	$519,876
Francesca Reverberi	130%	$784,117

(1)	Ms. Reverberi’s and Ms. van Kessel’s grants were calculated in CHF and was converted using the foreign exchange rate of US$1.1951 to CHF1.00. These rates were determined by averaging the monthly exchange rates in effect during 2025.

Performance-Vested Restricted Stock Units

The Board grants PSUs as part of each NEO’s target equity compensation package to increase the percentage of at-risk, long-term incentive-based compensation. We believe the use of PSUs, as part of an overall equity compensation package, provides alignment between our executive compensation program and the creation of shareholder value through the Company’s long-term strategic initiatives. In addition, our Board considers the stock options to be performance-based because a stock option will only have value to the extent that our share price increases after the date the stock option is granted.

PSUs granted in 2025 vest over four performance periods, consisting of three one-year performance periods and one three-year performance period, which are each measured independently. Subject to the executive’s continued employment over the full three-year performance period, vesting is calculated during each performance period based on the Company’s relative TSR performance, assuming the reinvestment of dividends, against the performance of all chemical and basic materials companies in the S&P 600 Small Cap Index (the “Performance Peer Group”) during the fiscal year. PSUs which vest during each performance period will be delivered, in aggregate, following the third anniversary of the grant date (the “final vesting date”).

2026 Proxy Statement	34

COMPENSATION DISCUSSION AND ANALYSIS

The number of 2025 PSUs that will vest during each performance period, based on the achievement of relative TSR performance goals, will be as follows:

	% of Award
	Eligible for	TSE Performance			Payout % *
Metric	Vesting	Threshold	Target	Maximum	Threshold	Target	Maximum
2025 TSE TSR		25th	50th	75th
(relative to Performance Peer Group)	15%	Percentile	Percentile	Percentile	50%	100%	200%
2026 TSE TSR		25th	50th	75th
(relative to Performance Peer Group)	15%	Percentile	Percentile	Percentile	50%	100%	200%
2027 TSE TSR		25th	50th	75th
(relative to Performance Peer Group)	15%	Percentile	Percentile	Percentile	50%	100%	200%
2025 – 2027 TSE Cumulative TSR		25th	50th	75th
(relative to Performance Peer Group)	55%	Percentile	Percentile	Percentile	50%	100%	200%

*	Vesting is interpolated between the 25th and 50th and between the 50th and 75th percentiles.

Regardless of the targets above, if the Company’s TSR is negative for the performance period, vesting for each performance period is capped at 100% of target. Additionally, the total value of the shares delivered at the final vesting date cannot exceed three times (300%) the target shares multiplied by the grant date share price. Because we assume reinvestment of dividends, dividend equivalents accrue during the performance period. However, dividend equivalents will be paid only if the PSUs vest and are based on the number of vested PSUs delivered on the final vesting date, since we do not believe the executives should receive the benefit of such dividend earnings if the performance criteria associated with the PSU award is not otherwise met.

The PSU awards granted to NEOs in 2022 did not meet their TSR performance metrics during the performance period. Therefore, no PSU awards vested in 2025.

Restricted Cash Units

Due to constraints on the number of shares under the Plan, the Board granted RCUs to all NEOs for the first time in 2025. The RCUs vest in three annual installments beginning on the first anniversary of the date of grant. Cash payment for vested RCUs will equal the closing price of the Company’s shares on the vesting date. RCUs are subject to a closing price cap. If the Company’s closing share price exceeds such cap, the cash payment on vested RCUs will not exceed such threshold. Each NEO has waived their right to any payment under any vested RCUs. See “Retention Awards and Waiver of ACI and RCU Vesting” below for information on vesting of RCUs.

Retention Awards and Waiver of ACI and RCU Vesting

As reported by the Company in a Current Report on Form 8 K filed on January 6, 2026, the Compensation Committee approved one-time conditional retention bonus awards (the “Retention Awards”) for each of the NEOs. The Retention Awards granted to the NEOs were granted pursuant to, and subject to the terms and conditions of, a conditional retention award letter agreement (the “Award Agreement”), providing for the following Retention Awards:

Named Executive Officer	Amount
Frank Bozich, President and Chief Executive Officer	$3,200,000
David Stasse, Executive Vice President and Chief Financial Officer	$2,500,000
Francesca Reverberi, Senior Vice President, Engineered Materials and Polymer Solutions	$1,700,000
Angelo Chaclas, Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary	$1,350,000
Bee van Kessel, Senior Vice President, Corporate Finance and Investor Relations	$650,000

The Award Agreements provide that each Retention Award is conditioned upon the NEO’s continued employment until March 31, 2027, except pursuant to a Qualifying Termination (as defined therein), otherwise such Retention Award shall be fully repaid to the Company, less applicable withholdings. The Company paid the Retention Awards, less applicable withholdings, on or about January 8, 2026.

The Retention Awards were paid subject to the NEO’s agreement with the following terms (as applicable):

i)	forfeiture of any cash payment under the Company’s 2025 ACI Plan;
ii)	cancellation of vesting of any existing cash-settled long-term incentive awards previously granted under the Equity Plan;
iii)	forfeiture of any new long-term incentive awards scheduled to be granted in 2026;
iv)	cancellation of any existing retention bonus payments scheduled to be paid in 2026; and
v)	waiver of the ability to terminate employment under his or her existing employment agreement with the Company for “Good Reason” (as defined therein).

35	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Policies and Practices Related to the Grant of Options Close to the Release of Material Nonpublic Information

While the Company does not have a formal written policy in place with regard to the timing of stock option awards in relation to the disclosure of material nonpublic information, we regularly award annual equity grants, including stock options, to our executive officers in February of each year on a predetermined schedule. The Committee approves all equity award grants on or before the grant date and does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the compensation committee does not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. No stock option awards were granted in 2025.

Other Compensation Matters

Retirement Benefits

Our qualified U.S. savings plan (the “401(k) plan”) provides for (1) annual discretionary Company contributions and (2) employer matching contributions to be credited to participants’ accounts. The U.S.-based NEOs participate in this plan on the same basis as our other employees. We also maintain a non-qualified U.S. savings and deferral plan in which each of our U.S.-based NEOs may participate. This plan allows participants to defer a portion of their compensation on a pre-tax basis, with matching contributions from the Company that are payable at a future date based on the terms of the plan. Additionally, the plan provides for discretionary Company contributions in connection with earnings that are in excess of the limitations set forth in the 401(k) plan.

Our NEOs do not participate or have account balances in any qualified or non-qualified defined benefit pension plans sponsored by the Company, with the exception of Ms. Reverberi, who participated in our Switzerland-based defined contribution retirement plan. Our NEOs do not participate in any supplemental employee retirement plan or have such a plan provided by their agreement.

Severance Benefits

Our NEOs are eligible for severance and change-in-control benefits under their employment agreements upon certain terminations of employment. See “Payments upon Termination or Change in Control” below.

Other Compensation

Each NEO is eligible to participate in our generally-available benefit plans, such as savings, medical, dental, group life, disability and accidental death and dismemberment insurance, in accordance with country practices. Additionally, the Company may offer certain perquisites to certain executives when appropriate or necessary to recruit or retain talented and qualified individuals. As a Company that operates worldwide, we often offer certain types of perquisites to our executives, such as payment of group life insurance premiums, tuition payments for children or moving expenses to compensate executives who relocate. See the footnotes to the Summary Compensation Table and the “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” below for more details regarding the other compensation paid to our NEOs.

Anti-Hedging and Pledging Policy

The Board has adopted a policy prohibiting hedging transactions and disallowing pledging transactions involving the Company’s securities, subject to certain narrow exceptions. Pursuant to this policy, no officer, director or employee may engage in short sales, hedging or monetization transactions, such as zero-cost collars and forward sale contracts, puts, calls, or other derivative securities including options, warrants, convertible securities, stock appreciation rights or similar securities. This prohibition does not apply to exercise of Company stock options. Officers, directors and employees are also prohibited from maintaining Company securities in a margin account. No officer, director or employee of the Company may pledge Company securities as collateral for a loan without first showing financial capacity to repay the loan and obtaining preapproval from the Company’s Chief Compliance Officer.

Timing of Awards

We regularly award annual equity grants to our executive officers in February of each year, so as to provide a pre-set schedule for our equity grants. Depending on their hire date, new hires may be eligible for a grant at the next board meeting following his or her hire.

2026 Proxy Statement	36

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section (the “CD&A”) required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the CD&A be included in this proxy statement on Schedule 14A.

THE COMPENSATION AND TALENT DEVELOPMENT COMMITTEE

Joseph Alvarado, Chair
Victoria Brifo
Pierre-Marie De Leener
Matthew Farrell
K’Lynne Johnson

37	2026 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by our NEOs for the years ended December 31, 2025, 2024 and 2023, as applicable. For additional information, please read the footnotes and narrative disclosures that follow the table.

							Changes
							in Pension
							Value and
							Non-qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)1
Frank Bozich	2025	1,050,000	—	4,161,228	—	—	22,967	124,788	5,358,983
President and Chief	2024	1,050,000	—	2,656,057	335,082	1,226,146	20,379	135,635	5,423,299
Executive Officer	2023	1,050,000	—	2,804,973	1,322,998	449,768	13,387	138,719	5,779,845
David Stasse	2025	565,000	1,000,000	1,165,183	—	—	12,384	49,079	2,791,646
Executive Vice President &	2024	565,000	—	492,907	264,143	396,535	12,158	64,139	1,794,882
Chief Financial Officer	2023	565,000	—	1,802,356	347,477	261,453	9,200	64,124	3,049,610
Angelo N. Chaclas	2025	500,000	500,000	855,086	—	—	34,015	42,385	1,931,486
Senior Vice President and	2024	500,000	—	361,726	193,845	350,916	35,991	58,425	1,500,903
Chief Legal Officer	2023	500,000	—	1,322,728	255,004	231,375	32,965	58,467	2,400,539
Bee van Kessel (1)	2025	519,876	—	489,379	—	—	132,656	511,802	1,653,713
Senior Vice President,	2024	—		—	—	—	—	—	—
Corporate Finance and Investor Relations	2023	—		—	—	—	—	—	—
Francesca Reverberi (1)	2025	603,167	—	738,111	—	—	213,923	6,597	1,561,798
Senior Vice President,	2024	541,168	—	415,151	—	478,042	261,449	5,520	1,701,330
Engineered Materials and Polymer Solutions	2023	—	—	—	—	—	—	—	—

(1)	Compensation for Ms. Reverberi and Ms. Van Kessel was paid or is payable in CHF. The amount of compensation earned or received during 2025 was converted using the foreign exchange rate of US$1.1951 to CHF 1.000. The amount of compensation earned or received during 2024 was converted using the foreign exchange rate of US$1.1417 to CHF 1.000. These rates have been determined by averaging the exchange rates in effect for each calendar year.
(2)	The amount in this column reflects the grant date fair value of restricted stock unit, performance unit and restricted cash unit awards granted in the periods presented, calculated in accordance with ASC 718. Restricted cash units are accounted for under ASC 718, but as liability settled awards as they are settled in cash. Pursuant to the terms of retention award agreements, all NEOs waived all cash-settled awards. See “Retention Awards and Waiver of ACI and RCU Vesting” for information on vesting of RCUs. Grant date fair value for performance share units was determined using a Monte Carlo valuation model. The assumptions used for determining grant date fair value are described in Note 22 to our consolidated financial statements filed with this Annual Report on Form 10 K.
(3)	The amount in this column reflects the fair value of option awards granted in the periods presented, computed using the Black-Scholes pricing model, whose inputs and assumptions are as of the grant dates and described in Note 22 to our consolidated financial statements filed with our Annual Report on Form 10-K.
(4)	This amount includes each NEO’s earned annual cash incentive payout as discussed in “Compensation Discussion and Analysis—2025 Compensation Structure & Performance—Annual Cash Incentive Plan” above. Pursuant to the terms of retention award agreements, all NEOs waived all cash incentive awards in 2025. See “Retention Awards and Waiver of ACI and RCU Vesting” for information.
(5)	The amount in this column reflects the aggregate change in the actuarial present value of Ms. Reverberi’s & Ms. van Kessel’s accumulated benefit under our defined benefit pension plan in respect of each year in the table. Amounts reported for Messrs. Bozich, Stasse and Chaclas reflect earnings on non-qualified deferred compensation plans. See “—U.S. Non-Qualified Deferred Compensation Table” below for information with respect to the NEOs’ deferred compensation amounts for 2025.
(6)	Included in “All Other Compensation” for fiscal year 2025 were the following items:

		Non-qualified
		deferred
	401k Plan	comp plan	Allowances	Other
NEO	($) (i)	($) (ii)	($) (iii)	($) (iv)	Total ($)
Frank Bozich	18,460	106,127	—	201	124,788
David Stasse	15,875	33,003	—	201	49,079
Angelo N. Chaclas	15,683	26,501	—	201	42,385
Bee van Kessel	—	—	—	511,802	511,802
Francesca Reverberi	—	—	6,597	—	6,597

(i)	Represents Company matching and discretionary contributions to the 401(k) Plan for Messrs. Bozich, Stasse, and Chaclas.

2026 Proxy Statement	38

EXECUTIVE COMPENSATION

(ii)	Represents Company matching and discretionary contributions to our non-qualified deferred compensation plan (such amounts are also included in the “U.S. Non-Qualified Deferred Compensation Table” below).
(iii)	These amounts represent a family allowance (for children until age 16; and for education until age 25) offered by the Swiss government.
(iv)	Represents the aggregate of all other compensation items paid to Messrs. Bozich, Stasse, and Chaclas for personal benefits, which individually do not exceed $10,000. For Messrs. Bozich, Stasse, and Chaclas, these amounts represent payment of group life insurance premiums. The amount for Ms. van Kessel represents an expat assignment package which included reimbursement for relocation costs ($158,555), tax reimbursements ($193,271), a housing allowance ($22,250), utility allowance ($1,350), home leave trip reimbursement ($2,901), property management allowance ($1,250), school tuition reimbursement ($113,130), storage allowance ($7,150) and health care cost reimbursement ($11,945).

Grant of Plan-Based Awards Table

The following table shows all plan-based awards granted to the NEOs during 2025. All incentive awards were granted under the Equity Plan as a target percentage of each NEOs base salary with the target value of the equity award comprised of a combination of RSUs, PSUs, stock options or RCUs, depending on the NEO. See “Compensation Discussion and Analysis—2025 Compensation Structure & Performance—Long-Term Equity Incentive Compensation” for more information regarding the 2025 equity awards. All NEOs were eligible for cash incentives for 2025 performance under the Company’s ACI Plan. See “Compensation Discussion and Analysis—2025 Compensation Structure & Performance—Annual Cash Incentive Plan” above.

		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Plan			Under Equity Plan
		Awards (1)			Awards (2)			All other
								stock		Grant Date
								awards:		Fair Value
								Number of	Closing	of Stock
								shares	Stock	and
								of stock	Price on	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or units	Grant Date	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($/sh)	($)
Frank A. Bozich
RSUs	2/27/2025	—	—	—	—	—	—	282,692	5.00	1,413,460
PSUs	2/27/2025	—	—	—	28,269	376,923	753,846	—	5.00	1,334,308
RCUs	2/27/2025	—	—	—	—	—	—	282,692	5.00	1,413,460
ACI	1/1/2025	163,800	1,365,000	2,730,000	—	—	—	—	—	—
David Stasse
RSUs	2/27/2025	—	—	—	—	—	—	123,745	5.00	618,725
PSUs	2/27/2025	—	—	—	3,712	49,498	98,996	—	5.00	175,223
RCUs	2/27/2025	—	—	—	—	—	—	74,247	5.00	371,235
ACI	1/1/2025	50,850	423,750	847,500	—	—	—	—	—	—
Angelo Chaclas
RSUs	2/27/2025	—	—	—	—	—	—	90,812	5.00	454,060
PSUs	2/27/2025	—	—	—	2,724	36,325	72,650	—	5.00	128,591
RCUs	2/27/2025	—	—	—	—	—	—	54,487	5.00	272,435
ACI	1/1/2025	72,380	603,167	1,206,334	—	—	—	—	—	—
Bee van Kessel
RSUs	2/27/2025	—	—	—	—	—	—	51,973	5.00	259,865
PSUs	2/27/2025	—	—	—	1,559	20,789	41,578	—	5.00	73,594
RCUs	2/27/2025	—	—	—	—	—	—	31,184	5.00	155,920
ACI	1/1/2025	36,972	308,100	616,200	—	—	—	—	—	—
Francesca Reverberi
RSUs	2/27/2025	—	—	—	—	—	—	73,389	5.00	391,945
PSUs	2/27/2025	—	—	—	2,352	31,356	62,712	—	5.00	111,001
RCUs	2/27/2025	—	—	—	—	—	—	47,033	5.00	235,165
ACI	1/1/2025	45,000	375,000	750,000	—	—	—	—	—	—

(1)	Represents awards provided under our ACI Plan discussed above under “Compensation Discussion and Analysis—2025 Compensation Structure & Performance—Annual Cash Incentive Plan”. The maximum amount represents two times the target amount. The actual amounts earned by the NEOs with respect to 2025 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)	This column represents unvested PSUs granted in 2025. PSUs partially vest in four performance periods ending on each of the first, second and third year anniversary of the date of grant, subject to achieving certain TSR performance metrics during each vesting period. The number of PSUs that vest upon completion of each performance period can range from 0 to 200% of the original grant.

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EXECUTIVE COMPENSATION

(3)	This column represents unvested RSUs and RCUs granted in 2025. All RSUs and RCUs vest in three equal installments beginning on the first anniversary of the grant date. The RCUs are cash-settled subject to a cap. Pursuant to the terms of retention award agreements, all NEOs waived all cash-settled awards. See “Retention Awards and Waiver of ACI and RCU Vesting” for information on vesting of RCUs.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table; Other Narrative Disclosure

Employment Agreements with Current Executives

Each NEO is employed pursuant to a written agreement of employment. We entered into executive employment agreements with Mr. Bozich in December 2018, Mr. Stasse in April 2019, Mr. Chaclas in January 2020, Ms. Reverberi in October 2021 and Ms. van Kessel in March 2025. Mr. Bozich’s employment agreement provides for an initial three-year term, with automatic one-year extensions beginning on the expiration of the initial term, which may be terminated with at least one-year prior written notice. Mr. Stasse’s and Mr. Chaclas’ agreements provide for an initial term of one year and are subject to automatic one-year extensions beginning on the expiration of the initial term, which may be terminated with at least 90 days’ prior written notice from the executive or the Company stating the intent not to extend the employment term. Ms. Reverberi’s and Ms. van Kessel’s employment agreements are for an indefinite term and may be terminated by the Company or Ms. van Kessel with 6 months’ advance written notice and by Ms. Reverberi with 3 months’ advance written notice.

Under the terms of their agreements, Messrs. Bozich, Stasse and Chaclas and Ms. Reverberi and Ms. van Kessel were entitled to receive minimum annual base salaries in 2025 of $1,050,000, $565,000, $500,000, CHF 504,700 and CHF 435,000, respectively. These salaries are subject to annual review by the Board (or a committee thereof) during the first 90 days of each calendar year, and the base salary in respect of such calendar year may be increased above, but not decreased below, its level for the preceding calendar year. Each NEO is also entitled to participate in our employee and fringe benefit plans as may be in effect from time to time on the same general basis as our other employees.

Under their employment agreements, including increases approved by the compensation committee, Messrs. Bozich, Stasse, Chaclas and Ms. Reverberi and Ms. van Kessel had target bonus opportunities under our ACI Plan equal to 130%, 75%, 75%, 100% and 60%, respectively, of their base salaries. For 2025, based on the Company’s performance compared to financial performance metrics no payments were made to NEOs as performance was below Threshold. See “Compensation Discussion and Analysis—2025 Compensation Structure & Performance—Annual Cash Incentive Plan.” Each NEO has waived their right to any payment under the ACI Plan. See “Retention Awards and Waiver of ACI and RCU Vesting.”

Equity and Cash Incentive Awards under Amended & Restated 2014 Omnibus Incentive Plan

Each of our NEOs participated in our Equity Plan in 2025. Messrs. Bozich, Stasse, Chaclas and Ms. Reverberi and Ms. van Kessel received an annual target equity incentive award under the Equity Plan of 420%, 205%, 170%, 130% and 100% respectively, of their base salaries. For Mr. Bozich, the value of the equity award was split among RSUs (30%), PSUs (40%), and RCUs (30%). For Mr. Stasse, Mr. Chaclas, Ms. Reverberi and Ms. van Kessel, the value of the equity award is split among RSUs (50%), PSUs (20%), and RCUs (30%).

Restricted Stock Units. RSUs granted under the Equity Plan will vest in three equal annual installments beginning on the first anniversary of the grant date, generally subject to the executive’s continued employment with the Company on each vesting date. Upon a termination of employment due to the employee’s death or disability prior to the vesting date, termination without cause due to a restructuring or redundancy or termination without cause within 2 years of a change in control, the RSUs will vest in full upon the employee’s termination date. Upon the employee’s retirement prior to the vesting date, the RSUs will continue to vest on the original vesting schedule. In the event the employee voluntarily resigns or is terminated for cause, all unvested RSUs will be forfeited. Upon vesting, for each RSU held by an award holder, such award holder will be entitled to an amount equal to any cash dividend or repayment of equity paid by the Company for one ordinary share during the vesting period (“dividend equivalents”). Award holders have no right to receive the dividend equivalents unless and until the associated RSUs vest. The dividend equivalents will be payable in cash and will not accrue interest.

Performance Stock Units. PSUs granted under the Equity Plan in 2025 will vest over four performance periods, consisting of three one-year performance periods and one three-year performance period, which are each measured independently. Vesting will be calculated during each performance period, subject generally to the executive’s continued employment and based on the Company’s relative TSR performance, assuming the reinvestment of dividends, against the performance of all chemical and basic materials companies in the S&P 600 Small Cap Index. The percentage of the total PSU award that may vest during each performance period is as follows:

% of Award
Performance Period	Eligible for Vesting
2025	15%
2026	15%
2027	15%
2025 – 2027	55%

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EXECUTIVE COMPENSATION

The percentage of PSUs that will vest during each performance period, based on TSR performance metrics, is generally as follows:

% of Target
Trinseo Percentile Ranking Relative to Peer Group	Shares Vested*
Under 25th percentile	—%
25th percentile	50%
50th percentile	100%
75th percentile	200%

*	Vesting is interpolated between the 25th and 50th and between the 50th and 75th percentiles

Regardless of the foregoing targets, vesting of the PSUs is capped at 100% of target if the Company’s TSR is negative for the three-year performance period. Additionally, the total value of the awards delivered at vesting is capped at three times (300%) the target shares multiplied by the grant date share price. Because the Company assumes reinvestment of dividends, dividend equivalents accrue during the performance period. However, dividend equivalents will be paid only if, and to the extent, the PSUs vest, since we do not believe the executives should receive the benefit of such dividend earnings if the performance criteria associated with the PSU award is otherwise not met. PSUs which vest during each performance period will be delivered, in aggregate, on the third anniversary of the grant date. Finally, if PSUs vest above the 100% target vesting threshold, the compensation committee may vest any amount over the target threshold in cash, in its sole discretion.

Upon a termination of employment due to the employee’s death or disability prior to the vesting date, the performance vesting requirements will be deemed to have been met and a pro-rated portion of the PSUs will vest based on the employee’s termination date. Upon an employee’s retirement, a pro-rated portion of the PSUs will vest based on the employee’s termination date, subject to meeting the performance vesting requirements. If an employee is terminated without cause within 2 years of a change in control, the PSUs will vest based on a meeting the performance vesting requirements during the performance period ending on the date of the change in control. In the event the employee voluntarily resigns or is terminated for cause, all unvested PSUs will be forfeited.

Stock Options. The option awards issued under the Equity Plan, which contain an exercise term of nine years from the grant date, vest in three equal annual installments beginning on the first anniversary the grant date, generally subject to the employee remaining continuously employed on the applicable vesting date. Upon a termination of employment due to the employee’s death or disability prior to the vesting date, or termination without cause within 2 years of a change in control, the options will vest immediately. Upon the employee’s retirement or a termination of employment by the Company without cause in connection with a restructuring or redundancy prior to a vesting date, the options will continue to vest on the original vesting schedule. In the event the employee voluntarily resigns or is terminated for cause, all vested and unvested options will be forfeited.

Restricted Cash Units. The RCUs are cash-settled awards that vest in three annual installments beginning on the first anniversary of the date of grant. Cash payment for vested RCUs will equal the closing price of the Company’s shares on the vesting date times the number of vested RCUs, subject to applicable closing price caps. Upon a termination of employment due to the employee’s death or disability, or without cause due to a restructuring or redundancy, prior to the vesting date, the RCUs will vest pro-rata upon the employee’s termination date. If the employee is terminated without cause within 2 years of a change in control, the RCUs will vest in full upon the employee’s termination date. Upon the employee’s retirement prior to the vesting date, the RCUs will continue to vest on the original vesting schedule. In the event the employee voluntarily resigns or is terminated for cause, all unvested RCUs will be forfeited.

Retention Awards and Waiver of ACI and RCU Vesting

In February 2026 NEOs were granted certain retention awards conditioned upon the NEO’s continued employment until March 31, 2027, except pursuant to a Qualifying Termination (as defined therein). The retention awards were paid subject to the NEO’s agreement to (i) forfeit any cash payment under the Company’s 2025 ACI Plan; (ii) cancel vesting of any existing cash-settled long-term incentive awards granted under the Equity Plan; (iii) forfeit any new long-term incentive award grant in 2026; (iv) cancel any existing retention bonus payments scheduled to be paid in 2026; and (v) waive the ability to terminate employment under his or her existing employment agreement with the Company for “Good Reason” (as defined therein). The retention award amounts are set forth below.

Named Executive Officer	Amount
Frank Bozich, President and Chief Executive Officer	$3,200,000
David Stasse, Executive Vice President and Chief Financial Officer	$2,500,000
Francesca Reverberi, Senior Vice President, Engineered Materials and Polymer Solutions	$1,700,000
Angelo Chaclas, Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary	$1,350,000
Bee van Kessel, Senior Vice President, Corporate Finance and Investor Relations	$650,000

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Outstanding Equity Awards at Fiscal Year-End Table

The table below sets forth certain information regarding outstanding and unvested equity awards held by the NEOs as of December 31, 2025. The awards below represent RSUs, RCUs, PSUs, and options issued under our Amended & Restated 2014 Omnibus Incentive Plan.

		Option Awards				Stock Awards
									Equity
								Equity	Incentive Plan
								Incentive	Awards:
			Equity Incentive				Market	Plan Awards:	Market or
			Plan Awards:			Number of	value of	Number of	Payout Value
		Number of	Number of			shares or	shares or	Unearned	of Unearned
		Securities	Securities			unites of	units of	Shares, Units,	Shares, Units
		Underlying	Underlying			stock that	stock that	or Other	or Other
		Unexercised	Unexercised	Option	Option	have not	have not	Rights that	Rights that
		Options (#)	Options (#) (1)	Exercise	Expiration	vested (#)	vested ($)	have Not	have Not
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	(2)	(3)	Vested (#) (4)	Vested ($) (3)
Frank Bozich	2/27/2025	—	—	—	—	282,692	140,498	376,923	187,331
	2/27/2025	—	—	—	—	282,692	140,498	—	—
	2/22/2024	45,404	90,808	4.33	2/22/2033	149,579	74,341	224,368	111,511
	2/22/2024	—	—	—	—	165,053	82,031	—	—
	2/22/2023	81,215	40,608	24.08	2/22/2032	54,942	27,306	73,256	36,408
	2/16/2022	—	—	—	1/0/1900	—	—	—	—
	2/17/2021	—	—	—	1/0/1900	—	—	—	—
	2/25/2020	41,915	—	24.30	2/25/2029	—	—	—	—
David Stasse	2/27/2025	—	—	—	—	123,745	61,501	49,498	24,601
	2/27/2025	—	—	—	—	74,247	36,901	—	—
	2/21/2024	35,219	70,438	4.40	2/21/2033	40,009	19,884	80,017	39,768
	2/22/2023	21,330	10,666	24.08	2/22/2032	38,480	19,125	43,290	21,515
	2/16/2022	—	—	—	—	—	—	—	—
	2/17/2021	—	—	—	—	—	—	—	—
	2/25/2020	22,863	—	24.30	2/25/2029	—	—	—	—
Angelo Chaclas	2/27/2025	—	—	—	—	90,812	45,134	36,325	18,054
	2/27/2025	—	—	—	—	54,487	27,080	—	—
	2/21/2024	25,846	51,692	4.40	2/21/2033	29,361	14,592	58,722	29,185
	2/22/2023	15,654	7,827	24.08	2/22/2032	28,240	14,035	31,770	15,790
	2/25/2020	30,521	—	24.30	2/25/2029	—	—	—	—
Bee van Kessel	2/27/2025	—	—	—	—	51,973	25,831	20,789	10,332
	2/27/2025	—	—	—	—	31,184	15,498	—	—
	2/21/2024	—	—	—	—	34,073	16,934	34,073	16,934
	2/22/2023	5,637	2,819	24.08	2/22/2032	3,814	1,896	5,085	2,527
	2/16/2022	1,457	—	58.64	2/16/2031	—	—	—	—
	2/17/2021	1,473	—	61.06	2/17/2030	—	—	—	—
	2/25/2020	4,616	—	24.30	2/25/2029	—	—	—	—
	2/26/2019	1,553	—	51.02	2/26/2028	—	—	—	—
Francesca Reverberi	2/27/2025	—	—	—	—	78,389	38,959	31,356	15,584
	2/27/2025	—	—	—	—	47,033	23,375	—	—
	2/21/2024	—	—	—	—	43,885	21,811	43,885	21,811
	2/22/2023	9,261	4,631	24.08	2/22/2032	6,265	3,114	8,354	4,152
	2/16/2022	6,529	—	58.64	2/16/2031	—	—	—	—
	2/17/2021	6,612	—	61.06	2/17/2030	—	—	—	—
	2/25/2020	8,007	—	24.30	2/25/2029	—	—	—	—
	2/26/2019	2,564	—	51.02	2/26/2028	—	—	—	—
	2/22/2018	1,845	—	81.20	2/22/2027	—	—	—	—
	2/16/2017	1,668	—	71.45	2/16/2026	—	—	—	—

(1)	Option awards vest in three equal installments beginning on the first anniversary of the date of grant.
(2)	This column represents unvested RSUs and RCUs. All RSU awards granted prior to 2024 vest in full on the third anniversary of the grant date. RSU and RCU awards granted in 2025 vest in three equal installments beginning on the first anniversary of the date of grant. RCUs are settled in cash. Pursuant to the terms of retention award agreements, all NEOs waived payment under all vested cash-settled awards. See “Retention Awards and Waiver of ACI and RCU Vesting” for information on waiver of vested RCUs.
(3)	The market value of the RSU and PSU awards was calculated using the Company’s closing stock price on December 31, 2025 of $0.50.
(4)	This column represents unvested PSUs. PSU awards vest during four performance periods, consisting of three one-year performance periods and one three-year performance period, which are each measured independently, subject to achieving certain TSR performance metrics. The number of the PSUs that vest upon completion of the performance period can range from 0 to 200% of the original grant. The number of unvested PSUs was calculated assuming target (100%) achievement.

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EXECUTIVE COMPENSATION

Options Exercised and Shares Vested Table

The following table shows the number of options exercised and the number of shares acquired through the vesting of RSU awards by our NEOs during 2025.

	Option Awards		Share Awards
	Number of	Value Realized	Number of Shares	Value Realized
	Options Exercised	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Frank A. Bozich	—	—	95,202	$517,758
David Stasse	—	—	25,632	$139,350
Angelo N. Chaclas	—	—	18,402	$100,165
Bee van Kessel	—	—	18,352	$100,803
Francesca Reverberi	—	—	24,469	$134,109

U.S. Non-Qualified Deferred Compensation Table

The following table summarizes the activity during 2025, as well as the year-end account balances, in our non-qualified savings and deferred compensation plan for Messrs. Bozich, Stasse and Chaclas. Ms. Reverberi and Ms. Van Kessel are based in Switzerland and is not eligible to participate in the plan. The plan allows eligible employees, including the NEOs, to defer a portion of their compensation (up to 75% of base salary and up to 100% of annual cash incentive awards) on a pre-tax basis with a matching contribution from the Company, payable at a future date based on specific plan parameters. Additionally, the plan provides for discretionary company contributions in connection with earnings in excess of the limits under the Company’s 401(k) plan. While the plan is unfunded, amounts deferred under the plan are credited with earnings based on the performance of selected investment vehicles that are available in the open market. The plan is available to all U.S. employees who satisfy certain eligibility requirements, including the NEOs. An eligible participant can elect to receive a distribution under the plan in the form of a lump sum payment upon separation from service with the Company. Additionally, a participant may elect to receive a distribution at a specified future date in either a single lump sum or a series of annual installments over a period of 5 to 10 years. However, this latter distribution option is only available for the elective deferral of a participant’s base salary and annual cash incentive award. Company matching and discretionary contributions must be paid as a lump sum at separation from employment.

				Aggregate	Aggregate
	Executive	Company	Aggregate	Withdrawals/	Balance as of
	Contributions	Contributions	Earnings in 2025	Distributions	December 31, 2025
Name	in 2025 ($) (1)	in 2025 ($) (2)	($) (3)	in 2025 ($)	($) (4)
Frank Bozich	—	$106,127	$22,967	—	$581,659
David Stasse	—	$33,003	$12,384	—	$307,842
Angelo N. Chaclas	—	$26,501	$34,015	—	$415,238

(1)	Represents the amount contributed under the non-qualified savings and deferred compensation plan.
(2)	Includes matching and discretionary amounts that were contributed by the Company under the non-qualified savings and deferred compensation plan. These amounts are also included in the Summary Compensation Table in the “All Other Compensation” column.
(3)	Represents earnings on account balances under the Company’s non-qualified savings and deferred compensation plan. Amounts are included as compensation in the Summary Compensation Table.
(4)	Includes amounts that were reported as compensation in the Summary Compensation Table in 2025 and prior years to the extent such amounts were contributed by the executive and the Company, but not to the extent that such amounts represent earnings.

Pension and Other Postretirement Benefits

Switzerland Retirement Plan

The Switzerland retirement plan is a fully insured defined contribution pension plan. Future retirement benefits are calculated based on accumulated savings at retirement, which consists of savings contributions made by the employee and the Company, and an annually credited interest rate that is contingent upon investment results. Actual retirement benefits will be dependent on investment results, actual rate of interest applied on the savings capital, potential future changes in plan regulation and/or legal changes and future salary changes. The amount of pensionable salary is calculated using base pay plus the annual target bonus amount minus a coordination amount that

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reflects the maximum social security pension in place at the time and is subject to a statutory maximum. Employee and Company contributions are based on the employee’s age and determined in accordance with the percentage of pensionable salary as follows:

	Employee saving contributions	Employer saving contributions
Name	in % of pensionable salary	in % of pensionable salary
Bee van Kessel	8%	8%
Francesca Reverberi	8%	12%

In addition, the Company pays the total premiums for risk benefits and other costs. Benefits are paid as a monthly annuity, lump sum or a combination of these two payment forms.

Supplemental Employee Retirement Benefit

The following table shows the actuarial present value of accumulated pension and other post-retirement benefits as of December 31, 2025:

		Number of Years of	Present Value of
		Credited Service	Accumulated Benefit	Payments During 2025
Name	Plan Name	(#) (1)	($) (2) (3)	($)
Bee van Kessel	Switzerland Retirement Plan	10.5	1,232,148	—
Francesca Reverberi	Switzerland Retirement Plan	18.5	3,385,718	—

(1)	Represents credited service for calculating the present value of the accumulated benefit and is not the same as actual service.
(2)	Ms. Reverberi’s and Ms. Van Kessel’s accumulated benefit is calculated in CHF and was converted using the foreign exchange rate of US$1.1951 to CHF1.00. This rate was determined by averaging the monthly exchange rates in effect during 2025.
(3)	The inputs and assumptions used to determine the present value of accumulated benefits are provided in the table below. These assumptions are consistent with the assumptions set forth in Note 21 to the 2025 consolidated financial statements filed with our Annual Report on Form 10-K.

	Discount rate	Salary Increase
Switzerland Retirement Plan	1.21%	2.0%

Payments upon Termination or Change in Control

Messrs. Bozich, Stasse and Chaclas

In the event of an executive’s termination of employment for any reason, Messrs. Bozich, Stasse and Chaclas will each be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” or by the executive without “good reason” (each, as defined in the executive’s employment agreement), (i) any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination and (ii) a pro rata target bonus for the calendar year of termination.

In addition to the severance benefits described above, upon termination of an executive without “cause” or by the executive for “good reason,” the executive will be entitled to receive the following severance benefits, subject to the executive’s timely execution of a general release of claims.

In the case of Mr. Bozich, in the event of his termination by the Company without “cause” or if Mr. Bozich terminated his employment for “good reason”, Mr. Bozich would be entitled to receive a severance payment equal to 2.0 times his annual base salary and target bonus, payable in equal monthly installments over the 24-month period following his termination. Additionally, Mr. Bozich is eligible to receive continued health benefits for a period of 24 months following such termination, provided, however, that if he obtains other employment that offers group health benefits, such continued insurance coverage will terminate, or enrolls in coverage through Medicare, a spousal plan, or an insurance exchange other than COBRA, the Company will pay Mr. Bozich the amount equivalent to the Company’s share of COBRA premiums for 24 months as if Mr. Bozich had enrolled in COBRA. To the extent that Mr. Bozich experiences a termination of employment by us without “cause” or for “good reason” within two years following a “change in control” (as defined in his agreement), the cash severance benefits described above will be (or would have been) equal to 3.0 times his annual base salary and target bonus, paid in a cash lump sum as opposed to in installments, in addition to continued health benefits described above.

In the case of Mr. Stasse and Mr. Chaclas, each will be entitled to receive, subject to the timely execution of a general release of claims (i) a severance payment equal to 1.5 times the sum of his or her respective base salary and target bonus, payable in equal monthly installments over the 18-month period following his or her termination, and (ii) 18 months of health benefits continuation, provided, however, that if he obtains other employment that offers group health benefits, such continued insurance coverage will terminate. To the extent that Mr. Stasse and Mr. Chaclas experiences a termination of employment by us without “cause” or by the executive for “good reason” within two years following a “change in control” (as defined in the agreements), he will receive a lump sum payment equal to 2.0 times the sum of his respective base salary and target bonus in lieu of the severance payment described in (i) above.

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EXECUTIVE COMPENSATION

For Messrs. Bozich, Stasse and Chaclas, to the extent that any payments that are considered to be contingent on a change in control would be subject to Sections 280G and 4999 of the Code, such payments will be reduced if the net benefit to them on an after-tax basis would be greater than receiving the full value of all payments and paying the excise tax. The amounts in the table assume that the full amounts were paid to the executives, without any limitation.

To the extent that any portion of Messrs. Bozich’s, Stasse’s and Chaclas’ severance amount due to a termination of employment by us without “cause” or by the executive for “good reason” constitutes nonqualified deferred compensation for purposes of Section 409A of the Internal Revenue Code, any payment scheduled to occur during the first 60 days following his termination of employment shall not be paid until 6 months following his termination.

The agreements with Messrs. Bozich, Stasse and Chaclas contain a non-competition covenant that prohibits the executive from competing against us for a period of two years following termination of employment. These agreements also contain non-solicitation provisions that prohibit the executive from actively soliciting our employees, customers or suppliers during the period of employment and for a period of two years following termination of employment. The executives are also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

Ms. Reverberi and Ms. van Kessel

In the event of termination of her employment for any reason, Ms. Reverberi and Ms. van Kessel will be entitled to receive any unpaid base salary through her date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” or by the executive (i) any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination; and (ii) an amount equal to the pro-rata portion of his or her target bonus for the calendar year of termination. Ms. Reverberi and Ms. van Kessel will also receive payments required by applicable law upon a termination by reason of disability, as described in the table below.

In addition to the severance benefits described above, upon termination of Ms. Reverberi or Ms. van Kessel by us without “cause,” she will be entitled to receive severance benefits, subject to her timely execution of a general release of claims. Ms. Reverberi’s severance benefits will be an amount equal to 1.5 times the sum of her annual base salary and target bonus, payable in equal monthly installments over the 18-month period following such termination. Ms. van Kessel’s severance benefits will be an amount equal to 1.0 times the sum of her annual base salary and target bonus, payable in equal monthly installments over the 12 month period following such termination. To the extent that Ms. Reverberi or Ms. van Kessel experiences a termination of employment by us without “cause” or by her for “good reason” within two years following a “change in control” (as defined in her agreement), she will receive a lump sum payment equal to 2.0 times the sum of her respective base salary and target bonus in lieu of the severance payment described in (i) above.

The agreement for Ms. Reverberi and Ms. van Kessel contains a non-competition covenant that prohibits her from competing against us, and non-solicitation provisions that prohibit her from actively soliciting our employees, customers or suppliers, for a period of two years, following her termination of employment. Ms. Reverberi and Ms. van Kessel are also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

Potential Payments

The following table provides examples of the potential payments upon termination or upon a termination following a change in control to our NEOs, as if such event(s) took place on December 31, 2025 (the last business day of our most recent fiscal year). The amounts reflected in this table were determined in accordance with each NEO’s then existing employment agreement.

Amounts shown do not include (i) accrued but unpaid salary and vested benefits, including pension (as described above) and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers. With respect to any termination of employment, each NEO is entitled to receive accrued but unpaid base salary through the date of termination of employment, accrued but unpaid vacation

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EXECUTIVE COMPENSATION

and pension benefits (as described above) through such date, and, in the case of a termination due to death, earned but unpaid bonus, if any, for the immediately preceding calendar year and a pro-rata bonus for the year of termination.

		Cash Separation	Value of Unvested	Health and	Value of
		Payment	Equity Awards	Welfare Benefits	Insurance Benefit
Name	Termination Trigger	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
Frank Bozich	Termination Without Cause	4,830,000	360,567	38,577	—	5,229,144
	Death	—	542,301	500,000	1,042,301
	Disability	—	542,301	250,000	792,301
	Retirement	676,478	676,478
	Change in Control	7,245,000	869,867	38,577	—	8,153,444
David Stasse	Termination Without Cause	1,483,125	125,155	45,976	—	1,654,256
	Death	—	189,534	500,000	689,534
	Disability	—	189,534	250,000	439,534
	Retirement	216,346	216,346
	Change in Control	1,977,500	254,117	45,976	—	2,277,592
Angelo Chaclas	Termination Without Cause	1,312,500	91,847	50,060	—	1,454,407
	Death	—	139,094	500,000	639,094
	Disability	—	139,094	250,000	389,094
	Retirement	158,770	158,770
	Change in Control	1,750,000	186,489	50,060	—	1,986,549
Bee van Kessel	Termination Without Cause	831,801	53,222	—	—	885,023
	Death	—	71,391	—	71,391
	Disability	—	71,391	—	71,391
	Retirement	82,652	82,652
	Change in Control	1,663,602	98,086	—	—	1,761,688
Francesca Reverberi	Termination Without Cause	1,809,501	76,444	—	—	1,885,945
	Death	—	101,751	—	101,751
	Disability	—	101,751	—	101,751
	Retirement	118,735	118,735
	Change in Control	2,412,668	140,407	—	—	2,553,075

(1)	Cash separation payments are generally payable in installments except for payments upon a change in control, which are generally payable in a lump sum.
(2)	Represents the value associated with equity awards issued under our Equity Plan, described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” above and dividend equivalents paid, as applicable on these awards. Under our Equity Plan, RSUs and options vest in full upon death, disability, or a change in control, and vest in part in certain circumstances when termination is without cause. PSUs vest in full upon a change in control, and vest in part upon death or disability. The value of the equity awards granted under our Equity Plan was calculated using the Company’s closing stock price on December 31, 2025 of $0.50. While the number of PSUs that vest can range from 0 to 200% of the original grant, the information in the table above was calculated presuming performance was at target, and therefore 100% of the original grant.
(3)	Ms. Reverberi and Ms. van Kessel receive government sponsored health and welfare benefits, and therefore, do not participate in the Company’s health and welfare benefit plans.
(4)	Represents the maximum value of insurance payable on death due to accident or dismemberment or in the event of permanent disability. The insurance death benefit would be $250,000, where the executive’s death was due to a cause other than accident or dismemberment. Employees in Switzerland are not covered under the employee life insurance policy and only receive applicable social system death benefits.

2026 Proxy Statement	46

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

	Summary		Average		Value of Initial Fixed
	Compensation		Summary	Average	$100 Investment
	Table Total for		Compensation	Compensation	Based On:			Adjusted
	Principal		Table Total for	Actually Paid to	Total	Peer Group		EBITDA
	Executive	Compensation	Non-PEO Named	Non-PEO Named	Shareholder	Total	Net (loss)	(non-GAAP)
	Officer (PEO)	Actually Paid to	Executive	Executive Officers	Return	Shareholder	income	($ in millions)
Year	($) (1)	PEO ($) (3)	Officers ($) (2)	($) (3)	($)	Return ($) (4)	($ in millions)	(5)
2025	5,358,983	(1,220,529)	1,984,661	545,114	2	145	(545.6)	162.5
2024	5,423,299	4,947,052	1,562,968	1,275,165	16	146	(348.5)	203.7
2023	5,779,845	2,320,488	1,923,323	749,722	26	146	(701.3)	154.3
2022	5,793,583	(1,961,363)	1,561,047	305,441	68	132	(430.9)	311.7
2021	7,001,892	6,409,637	1,747,866	1,868,496	151	149	440.0	729.4

(1)	Mr. Bozich served as the Company’s PEO (President and CEO) for each year presented.
(2)	The Company’s Non-PEO NEOs were: (i) in 2025, Mr. Stasse, Mr. Chaclas, Ms. Van Kessel and Ms. Reverberi; (ii) in 2024, Mr. Stasse, Ms. Reverberi, Mr. Chaclas and Ms. Cooney; (iii) in 2023, Mr. Stasse, Mr. Chaclas, Ms. Cooney and Han Hendriks, and Andre Lanning (as former NEO); (iv) in 2022, Mr. Stasse, Mr. Chaclas, Andre Lanning and Ms. Cooney and (v) in 2021, Mr. Stasse, Mr. Chaclas, Andre Lanning and Ms. Reverberi.
(3)	The following table provides additional information as to the amounts deducted from and added to Summary Compensation Table (“SCT”) total compensation for the applicable year pursuant to Item 402(v) of Regulation S-K to determine “compensation actually paid” to the PEO and Non-PEO NEOs:

PEO (a)	2025	2024	2023	2022	2021
Summary Compensation Table – Total Compensation	$5,358,983	$5,423,299	$5,779,845	$5,793,583	$7,001,892
Subtract fair value of stock awards and options awards granted in fiscal year	$(4,161,228)	$(2,991,139)	$(4,127,971)	$(3,959,041)	$(3,587,469)
Add fair value of current-year equity awards outstanding and unvested as of year-end	$377,130	$3,492,354	$1,071,413	$1,141,272	$2,944,350
Add fair value of current-year equity awards that vested during the fiscal year	$0	$0	$0	$0	$0
Add/subtract change in fair value of prior-year equity awards	$(2,763,394)	$(684,680)	$(1,111,075)	$(5,226,633)	$(635,819)
Add/subtract change in fair value as of vesting date of prior-year equity awards vested during fiscal year	$89,468	$(144,590)	$807,733	$473,289	$686,682
Subtract fair value of prior-year awards forfeited during fiscal year	$(121,489)	$(148,192)	$(99,457)	$(183,833)	$0
Compensation Actually Paid	$(1,220,529)	$4,947,052	$2,320,488	$(1,961,363)	$6,409,637

47	2026 Proxy Statement

PAY VERSUS PERFORMANCE

Average Non-PEO Named Executive Officers (a)	2025	2024	2023	2022	2021
Summary Compensation Table – Average Total Compensation	$1,984,661	$1,562,968	$1,923,323	$1,561,047	$1,747,866
Subtract fair value of stock awards and options awards granted in fiscal year	$(811,940)	$(532,621)	$(1,067,944)	$(777,406)	$(600,379)
Add fair value of current-year equity awards outstanding and unvested as of year-end	$78,574	$603,086	$290,243	$224,104	$492,497
Add fair value of current-year equity awards that vested during the fiscal year	$0	$0	$0	$0	$0
Add/subtract change in fair value of prior-year equity awards	$(543,313)	$(188,895)	$(191,378)	$(754,874)	$13,556
Add/subtract change in fair value as of vesting date of prior-year equity awards vested during fiscal year	$14,187	$(26,303)	$68,982	$25,904	$123,014
Subtract fair value of prior-year awards forfeited during fiscal year	$(13,447)	$(12,916)	$(10,253)	$(5,841)	$(24,085)
Subtract change in present value of accumulated benefit under all defined benefit and actuarial pension plans	$(346,579)	$(261,449)	$(274,313)	$(124,783)	$(44,879)
Add pension value attributable to current year and change in pension value attributable to plan amendments made in the current year	$182,970	$131,296	$11,061	$157,290	$160,906
Compensation Actually Paid	$545,114	$1,275,165	$749,722	$305,441	$1,868,496

(a)	The fair value of equity awards were calculated using valuation assumptions that materially differ from those disclosed at the time of grant, including: (1) the fair value of RSU awards was calculated using the closing price of our ordinary shares as of the last day of the applicable year or on the date of vesting, as applicable; (2) the fair value of PSU awards was estimated using the Monte Carlo Simulation method (which reflects for each particular award and valuation date adjustments for: actual performance, expected volatility, risk-free interest rate, correlation coefficient, and accrued dividends); and (3) the fair value of options was estimated using the Black-Scholes option-pricing model (which reflects, for each particular award and valuation date, adjustments for expected volatility, risk-free interest rate, dividend yield, expected term (calculated using the simplified method) and stock price).
(4)	The Company’s peer group is the S&P 500 Chemicals Industry GICS Level 3 Index. This index is the published line-of-business index utilized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(5)	Adjusted EBITDA is our primary non-GAAP financial measure. See “Use of Non-GAAP Measures” below for a definition of Adjusted EBITDA, an explanation of why we believe this measure is useful to investors and the limitations of this measure.

Most Important Financial Measures

Below is an unranked list of the most important financial measures the Company used during 2025 to link Company performance to executive compensation actually paid.

Adjusted EBITDA*
Free Cash Flow*
Capital Expenditures
Total Shareholder Return

*       See “Use of Non-GAAP Measures” below for a reconciliation of Adjusted EBITDA and Free Cash Flow, which are non-GAAP measures, to Net Income (Loss) and Cash provided by operating activities.

2026 Proxy Statement	48

PAY VERSUS PERFORMANCE

Relationship between Pay and Performance Graphs

Below are graphs showing the relationship of “compensation actually paid” (CAP) to our Chief Executive Officer and other named executive officers in 2021, 2022, 2023, 2024 and 2025 to (1) Trinseo’s Adjusted EBITDA*, (2) Trinseo’s net income, and (3) Cumulative TSR of Trinseo and the S&P 500 Chemicals Industry GICS Level 3 Index. The charts reflect that the CAP over the five-year period ended December 31, 2025 generally aligns to our results over the same period. In 2025, lower performance resulted in a zero payout under the financial performance metric of our ACI Plan and led to lower or negative CAP for the CEO and NEOs.

Compensation Actually Paid and Net Income
Compensation Actually Paid - in millions
$13.0
$11.0
$9.0
$7.0
$5.0
$3.0
$1.0
$(1.0)
$(3.0)
Net Income - in millions
$450.0
$250.0
$50
$(150.0)
$(350.0)
$(550.0)
$(750.0)
2021
2022
2023
2024
2025
CAP - PEO
CAP - Non-PEO NEOs (Avg.)
Net Income

*        See “Use of Non-GAAP Measures” below for a definition of Adjusted EBITDA, an explanation of why we believe this measure is useful to investors and the limitations of this measure.

49	2026 Proxy Statement

PAY VERSUS PERFORMANCE

Compensation Actually Paid and Adjusted EBITDA*
Compensation Actually Paid - in millions
$13.0
$11.0
$9.0
$7.0
$5.0
$3.0
$1.0
$(1.0)
$(3.0)
Adjusted EBITDA* - in millions
$800.0
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$-
$(100.0)
2021
2022
2023
2024
2025
CAP - PEO
CAP - Non-PEO NEOs (Avg.)
Adjusted EBITDA*

2026 Proxy Statement	50

PAY VERSUS PERFORMANCE

Compensation Actually Paid vs. Trinseo and Peer Group TSR
Compensation Actually Paid - in millions
Company and Peer Group TSR
$13.0
$11.0
$9.0
$7.0
$5.0
$3.0
$1.0
-$1.0
-$3.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
-$20.0
2021
2022
2023
2024
2025
CAP - PEO
CAP - Non-PEO NEOs (Avg.)
Cumulative TSR (Trinseo)
Cumulative TSR (S&P 500 Chemicals Index)

Use of Non-GAAP Measures

We present Adjusted EBITDA as an important non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring charges; acquisition related costs and benefits, and other items. In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

There are limitations to using the financial performance measures noted above. These performance measures are not intended to represent net income or other measures of financial performance. As such, they should not be used as alternatives to net income as indicators of operating performance. Other companies in our industry may define these performance measures differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance

51	2026 Proxy Statement

PAY VERSUS PERFORMANCE

of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income, which is determined in accordance with GAAP.

	December 31,
(In millions, except per share data)	2025	2024	2023	2022	2021
Net income (loss)	$(545.6)	$(348.5)	$(701.3)	$(430.9)	$440.0
Net income (loss) from discontinued operations	—	—	—	(2.9)	160.4
Net income (loss) from continuing operations	$(545.6)	$(348.5)	$(701.3)	$(428.0)	$279.6
Interest expense, net	273.8	267.5	188.4	112.9	79.4
Provision for (benefit from) income taxes	42.6	30.5	68.4	(41.6)	70.9
Depreciation and amortization (a)	291.6	210.2	221.2	236.9	167.5
EBITDA	$62.4	$159.7	$(223.3)	$(119.8)	$597.4
Loss on financing transactions (b)	26.5
Net gain on disposition of businesses and assets (c)	—	(7.1)	(25.6)	(1.8)	(0.6)
Restructuring and other charges (d)	63.9	44.7	31.5	15.9	9.0
Acquisition transaction and integration net costs (e)	—	—	(1.4)	6.6	75.3
Acquisition purchase price hedge (gain) loss (f)	—	—	—	—	22.0
Asset impairment charges or write-offs (g)	—	—	2.7	6.3	6.8
European Commission request for information (h)	—	—	—	36.2	—
Goodwill impairment charge (i)	—	—	349.0	297.1	—
Other items (j)	9.7	6.4	21.4	71.2	19.5
Adjusted EBITDA	$162.5	$203.7	$154.3	$311.7	$729.4

(a)	During the year ended December 31, 2025, the Company recognized $41.5 million for accelerated amortization of capitalized software assets related to our current enterprise resource planning system now being transitioned to a cloud based system which was partially offset by a $10.3 million change in cost estimate related to the Boehlen, Germany Asset Retirement Obligation recognized to realize efficiencies during decommissioning.
(b)	Amounts for the year ended December 31, 2025 primarily relate to fees incurred in conjunction with Company’s debt refinancing transaction that did not meet the criteria for deferred financing charges as the transaction was accounted for as a modification of debt in accordance with ASC 470-60. Refer to Note 16 in the consolidated financial statements for further information.
(c)	Amounts for the year ended December 31, 2024 primarily relate to the sale of the plants in Bronderslev, Denmark and Belen, New Mexico while the amounts for the year ended December 31, 2023 primarily relate to the sale of the Matamoros, Mexico manufacturing facility.
(d)	Restructuring and other charges for 2025, 2024, 2023, 2022 and 2021 primarily relate to charges incurred in connection with the Company’s various restructuring programs, including employee termination benefits, contract termination costs and decommissioning and other charges.
(e)	Acquisition transaction and integration net costs for the years ended December 31, 2023, 2022 and 2021 relate to expenses incurred for the acquisition of the PMMA business from Arkema and the acquisition of Aristech Surfaces in 2021.
(f)	Acquisition purchase price hedge loss for 2021 relates to the change in fair value of the Company’s forward currency hedge arrangement that economically hedges the euro-denominated purchase price of the acquisition of the Arkema PMMA business.
(g)	Asset impairment charges for 2023 primarily relate to the impairment of the Company’s styrene monomer assets in Boehlen, Germany. Asset impairment charges or write-offs for 2020 also relate to the impairment of the Company’s polybutadiene rubber (nickel and neodymium-PBR) assets in Schkopau, Germany.
(h)	Amounts for 2022 relate to the liability recorded in connection with the European Commission request for information, adjusted for foreign exchange rate impacts, which was subsequently paid in full in December 2022.
(i)	Amounts primarily relate to the goodwill impairment of the acquired Arkema PMMA business and Aristech Surfaces reporting units.
(j)	Other items for 2025 primarily relate to fees incurred in conjunction with the Company’s legal defense costs associated with Synthos litigation, and for the 2025, 2024, 2023, 2022 and 2021 periods primarily relate to fees incurred in conjunction with certain of the Company’s strategic initiatives, including costs related to our enterprise resource planning system upgrade project, and loss on extinguishment of debt.

2026 Proxy Statement	52

PAY VERSUS PERFORMANCE

The Company also uses Free Cash Flow as an important non-GAAP financial measure, to evaluate and discuss its liquidity position and results. Free Cash Flow is defined as cash from operating activities, less capital expenditures. We believe that Free Cash Flow provides an indicator of the Company’s ongoing ability to generate cash through core operations, as it excludes the cash impacts of various financing transactions as well as cash flows from business combinations that are not considered organic in nature. We also believe that Free Cash Flow provides management and investors with useful analytical indicators of our ability to service our indebtedness, pay dividends (when declared), and meet our ongoing cash obligations.

Free Cash Flow is not intended to represent cash flows from operations as defined by GAAP, and therefore, should not be used as alternatives for that measure. Other companies in our industry may define Free Cash Flow differently than we do. As a result, it may be difficult to use this or similarly-named financial measures that other companies may use, to compare the liquidity and cash generation of those companies to our own. The Company compensates for these limitations by providing the following detail, which is determined in accordance with GAAP.

Free Cash Flow

	Year Ended December 31,
(In millions)	2025	2024	2023	2022	2021
Cash provided by operating activities	$(102.4)	$(14.2)	$148.7	$43.5	$452.7
Capital expenditures	$(51.0)	$(63.3)	$(69.7)	$(149.0)	$(123.5)
Free Cash Flow	$(153.4)	$(77.5)	$79.0	$(105.5)	$329.2

53	2026 Proxy Statement

CEO PAY RATIO

CEO Pay Ratio

In 2025 the Company updated its comparison of CEO pay to the pay of its employees, consistent with SEC rules. As of December 31, 2025, the Company determined that the total number of employees was 2,808. When identifying the median employee in 2025, the Company chose target total cash compensation as the consistently applied compensation measure. To make this calculation, the Company annualized pay for those employees who commenced work during 2025, through recruitment and acquisition, and any employee who was on unpaid leave for a portion of 2025. The Company used a statistically valid sampling methodology to identify a population of employees whose target total cash compensation was within a 2% range of the median. From this sample, the Company identified the median employee.

Total compensation for 2025 for our CEO was $5,358,983, and the median employee’s total compensation was $76,655. Therefore, as further described in the table below, the Company’s 2025 ratio of CEO pay to median worker pay is 70:1.

		Median
Compensation Element	CEO ($)	Employee ($)
Annual Salary	$1,050,000	$70,720
Overtime (OT), Double Time (DT), and Shift Differential (SD)	—	—
Salary (including OT, DT and SD)	$1,050,000	$70,720
Bonus	—	—
Fair Value of Stock Awards	$4,161,228	—
Fair Value of Option Awards	—	—
Non-equity Incentive Plan Compensation	—	$3,127
Non-qualified Deferred Compensation Earnings	$22,967	—
All Other Compensation	$124,788	$2,808
Summary Compensation Table Totals	$5,358,983	$76,655
2025 CEO Pay Ratio	70:1

SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, and to use reasonable estimates and assumptions that reflect their compensation practices. As such, pay ratios reported by other companies may not be comparable to the Company’s pay ratio reported above.

2026 Proxy Statement	54

DIRECTOR COMPENSATION

Director Compensation

For each of our non-employee directors, our 2025 director compensation program consisted of an annual cash retainer payment of $90,000, and an annual equity retainer of restricted stock units with a grant date fair value of $130,000, which vest on the one-year anniversary of their grant date. Additionally, the Board’s non-employee chair received an additional annual cash retainer of $130,000. The non-employee chairs of the audit committee, compensation committee, nominating and corporate governance committee and EHSS&PP committee received additional annual cash retainers of $25,000, $20,000, $15,000 and $15,000, respectively.

Our directors are subject to the Company’s share ownership guidelines, which stipulate that each director must hold five (5) times their annual cash retainer in Trinseo shares within five (5) years from the date of becoming a Board member. Until the ownership requirement is met, directors who are not in compliance must retain 50% of the shares issued after vesting and settlement of restricted stock units (net of all applicable taxes).The following table sets forth information concerning the compensation earned by our directors during fiscal 2025.

	Fees Earned or
	Paid in Cash	Stock Awards	Total
	($) (1)	($) (2) (3)	($)
Joseph Alvarado	110,000	130,000	240,000
Victoria Brifo	90,000	130,000	220,000
Jeffrey J. Cote	105,000	—	235,000
Pierre-Marie De Leener (4)	43,500	130,000	43,500
Jeanmarie Desmond	115,000	130,000	245,000
Matthew Farrell	90,000	130,000	220,000
K’Lynne Johnson	220,000	130,000	350,000
Sandra Beach Lin	105,000	130,000	235,000
Henri Steinmetz	90,000	130,000	220,000
Mark Tomkins (4)	43,500	—	43,500

(1)	Consists of annual retainer amounts, which are paid quarterly and prorated based on the date of appointment as a director, or as committee or board chair.
(2)	The amounts reported represent the grant date fair value of restricted stock units granted in 2025 calculated in accordance with ASC 718. The assumptions used for determining fair value are described in Note 22 to our consolidated financial statements filed with our Annual Report on Form 10-K.
(3)	As of December 31, 2025, each of our non-employee directors held 42,484 shares pursuant to unvested restricted stock unit awards which vest in June 2026. These awards were voluntarily forfeited by all non-employee directors in May 2026.
(4)	Mr. de Leener and Mr. Tomkins resigned from the Board in June 2025.

55	2026 Proxy Statement

AUDIT COMMITTEE MATTERS

Audit Committee Matters

Audit Committee Report

We operate in accordance with a written charter adopted by the Board and reviewed annually by the audit committee, a copy of which is available on our website, investor.trinseo.com, under the “Governance—Committee Composition” section. We are responsible for overseeing the quality and integrity of Trinseo’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and the NYSE, the audit committee is composed entirely of members who are independent, as defined by the listing standards of the NYSE. Further, the Board has determined that four of its members, Ms. Desmond and Messrs. Cote, Farrell and Tomkins, are each audit committee financial experts as defined by the rules of the SEC.

The audit committee met eight times during fiscal 2025 with Trinseo’s management and PricewaterhouseCoopers LLP (“PwC”), Trinseo’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.

We believe that we fully discharged our oversight responsibilities as described in our audit charter, including with respect to the audit process. We received the written disclosures and the letter from PwC pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (“PCAOB”) concerning any relationships between PwC and Trinseo and the potential effects of any disclosed relationships on PwC’s independence and discussed with PwC its independence. We discussed with management, the internal auditors and PwC, Trinseo’s matters including internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. We reviewed with both PwC and our internal auditors their audit plans, audit scope, identification of audit risks and the results of their audit efforts.

We discussed and reviewed with PwC the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the PCAOB and, with and without management present, discussed and reviewed the results of PwC’s examination of Trinseo’s financial statements. We also discussed the results of the internal audit examinations with and without management present.

Audit and Other Fees

The following table shows the fees for professional services rendered by PwC for the year ended December 31, 2025 (fiscal 2025) and the year ended December 31, 2024 (fiscal 2024):

	2025	2024
Audit fees (1)	$5,902,000	6,069,000
Audit-related fees (2)	$15,000	245,000
Tax fees (3)	$420,000	417,000
All other fees (4)	$2,000	2,000
Total fees	$6,339,000	6,733,000

(1)	Consists of the audit of the Company’s financial statements and evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, statutory audits, reviews of the Company’s quarterly financial statements, as well as services performed in conjunction with other SEC and regulatory filings. These fees include $342,000 and $336,000 paid to PricewaterhouseCoopers for the audit of all statutory accounts required by Irish law during fiscal 2025 and fiscal 2024, respectively.
(2)	Primarily consists of services related to financial due diligence, German energy audits, and various other agreed upon procedures. The decrease in fiscal 2025 vs. fiscal 2024 in audit-related fees is mainly due to financial due diligence services.
(3)	Consists of tax compliance, tax audit defense, as well as worldwide tax advisory and consulting services.
(4)	Consists of subscriptions to knowledge tools.

We pre-approve all audit services and all permitted non-audit services by PwC, including engagement fees and terms. Our policies prohibit the Company from engaging PwC to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether the Company’s use of PwC for permitted non-audit services is compatible with maintaining PwC’s independence. We concluded that PwC’s provision of non-audit services, all of which we approved in advance, was compatible with its independence.

We reviewed the audited consolidated financial statements of Trinseo as of December 31, 2025 with management and PwC. Management has the responsibility for the preparation of Trinseo’s financial statements, and PwC has the responsibility for the audit of those statements.

2026 Proxy Statement	56

AUDIT COMMITTEE MATTERS

Based on these reviews and discussions with management and PwC, we recommended to the Board that Trinseo’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2025 for filing with the SEC. We have reviewed and evaluated the performance of PwC, and as a result have selected PwC as the independent registered public accounting firm for the year ended December 31, 2026, subject to ratification by Trinseo’s shareholders, and our authority to set auditor remuneration will be subject to approval by Trinseo’s shareholders. We have also evaluated and selected PricewaterhouseCoopers as the independent auditor for all of Trinseo’s statutory accounts required under Irish law for the year ended December 31, 2026.

Audit Committee

Jeanmarie Desmond, Chair
Jeffrey J. Cote
Matthew Farrell
Henri Steinmetz

57	2026 Proxy Statement

PROPOSAL 3

Proposal 3—Ratification of Appointment of the Independent Registered Public Accounting Firm and Authorization of the Board to Set Auditors’ Remuneration

The Audit Committee of our Board has retained PwC to be our independent registered public accounting firm for the year ending December 31, 2026. The Audit Committee has further recommended that such appointment be submitted for ratification by our shareholders at the Annual Meeting.

We are also asking our shareholders to authorize the audit committee of the Board to determine the remuneration of our independent registered public accounting firm and the Company’s statutory auditor.

Therefore, we are seeking (i) ratification of the appointment of PwC as our independent registered public accounting firm, in a non-binding advisory vote, and (ii) authorization, in a binding vote, of the authority of the audit committee of the Board to determine the remuneration of our independent registered public accounting firm and the Company’s statutory auditor, from our shareholders at the Annual Meeting.

Representatives of PwC along with representatives of PricewaterhouseCoopers, our Irish statutory auditor, will be available at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“RESOLVED, that (i) the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 be approved and (ii) the audit committee of the board of directors is authorized to determine the remuneration of our independent registered public accounting firm and the statutory auditor.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPOINTMENT OF PWC AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
AND ON A BINDING BASIS, THE AUTHORIZATION OF THE BOARD’S AUDIT COMMITTEE
TO FIX THE AUDITORS’ REMUNERATION.

2026 Proxy Statement	58

SHAREHOLDER PROPOSALS & DIRECTOR NOMINATIONS

Shareholder Proposals & Director Nominations

A shareholder who intends to nominate a director or present a proposal at the 2027 annual general meeting of shareholders and who wishes the nomination or proposal to be included in the proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than April 3, 2027. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered at the 2027 annual general meeting of shareholders, such proposal must be received by the Company at its registered office not more than 120 days (i.e., April 3, 2027) and not less than 90 days (i.e., May 3, 2027) prior to the first anniversary of the date this proxy statement was first released to shareholders. However, if the date of our 2027 annual general meeting is changed by more than 30 days from the date of 2026 annual general meeting, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to the 2027 annual general meeting and not later than the later of the 90th day prior to the 2027 annual general meeting, or the 10th day following the day on which public announcement of the date of the 2027 annual general meeting is first made.

Written proposals may be mailed to us at Trinseo PLC (Attn: Corporate Secretary) at our registered office, Riverside One, Sir John Rogerson’s Quay, Dublin 2, Dublin, Ireland, D02 X576.

Each submission relating to the nomination of persons to be elected to the Board, or other business proposed to be brought up before the meeting must meet the form, deadline and other requirements in Article 101 of our Constitution, including the applicable notice, information and consent provisions. Board nominations must:

•	set forth the name, age, business address and residence address of each individual whom the shareholder proposes to nominate for election or re-election as a director;
•	set forth set forth the class and number of our shares which are owned of record and beneficially by such nominee;
•	set forth the date or dates on which such shares were acquired and the investment intent of such acquisition;
•	include a completed and signed questionnaire, representation and agreement required by Article 101.1(f) of our Articles of Association;
•	include the information required by Article 101.3 of our Articles of Association.

In addition to the requirements as to form and substance established by the SEC, shareholder proposals must be a proper subject for shareholder action under Irish law and our Constitution to be included in our proxy materials. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Constitution describes in full the requirements for submitting proposals at the annual general meeting. The notice must be given in the manner and must include the information and representations required by our Constitution.

59	2026 Proxy Statement

HOUSEHOLDING

Householding

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s proxy statement and annual report by contacting the Company at its registered office at Riverside One, Sir John Rogerson’s Quay, Dublin 2, Dublin, Ireland, D02 X576, Attention: Secretary or by accessing it on the Company’s website at www.trinseo.com.

Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

2026 Proxy Statement	60

Trinseo PLC

Online

Go to https://www.envisionreports.com/TSE or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:59 p.m., EST, on September 22, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Trinseo PLC Shareholder Annual General Meeting to be Held on September 23, 2026

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 Annual Report and Proxy Statement are available at:

Easy Online Access — View your proxy materials and vote.

Step 1: Go to www.envisionreports.com/TSE.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selections as instructed on each screen for your delivery preferences.

Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before September 9, 2026 to facilitate timely delivery.

Shareholder Meeting Notice

www.envisionreports.com/TSE

Trinseo PLC’s Annual General Meeting of Shareholders will be held on September 23, 2026 at 440 E. Swedesford Road, Suite 301, Wayne, Pennsylvania 19380, United States, at 8:30 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1.

Election of Directors:

01 - K’Lynne Johnson

02 - Joseph Alvarado

03 - Frank Bozich

04 - Victoria Brifo

05 - Jeffrey J. Cote

06 - Jeanmarie Desmond

07 - Matthew Farrell

08 - Carol Flaton

09 - Jill Frizzley

10 - Sandra Beach Lin

11 - Henri Steinmetz

2.

To approve, on an advisory basis, the compensation paid by the Company to its named executive officers.

3.

To ratify, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and to authorize, by binding vote, the Audit Committee of the Board to set its auditors’ remuneration.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

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Internet – Go to www.envisionreports.com/TSE. Click Cast Your Vote or Request Materials.

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Phone – Call us free of charge at 1-866-641-4276.

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Email – Send an email to investorvote@computershare.com with “Proxy Materials ABC Company” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by September 9, 2026.

Shareholder